1940 Act No. 811-21806

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form N-1A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	[ ]
Pre-Effective Amendment No.	[ ]
Post-Effective Amendment No.	[ ]

and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 12	[X]

ASSET ALLOCATION TRUST
(Exact Name of Registrant as Specified in Charter)
200 Berkeley Street, Boston, Massachusetts 02116-5034
(Address of Principal Executive Offices)
(617) 210-3200
(Registrant's Telephone Number)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(Name and Address of Agent for Service)

ASSET ALLOCATION TRUST

PART A

PRIVATE PLACEMENT MEMORANDUM

ASSET ALLOCATION TRUST

Private Placement Memorandum, May 1, 2008

as supplemented July 1, 2008 and October 1, 2008

INTRODUCTION

Asset Allocation Trust (the "Trust") is a no-load, open-end investment management company.  It was organized as a statutory trust under the laws of the state of Delaware on June 14, 2005. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Evergreen Asset Allocation Fund ("Asset Allocation Fund"), a series of Evergreen Equity Trust, is currently the only shareholder of the Trust, although one or more additional investors may invest in the Trust in the future.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

INVESTMENT OBJECTIVE

The Trust seeks total return. The Trust's investment objective is non-fundamental and may be changed by the Trust’s Board of Trustees without shareholder approval.

PRINCIPAL INVESTMENT STRATEGIES

The Trust seeks total return greater than the GMO Global Balanced Index (GMOGBI), a composite benchmark computed by the Trust’s investment advisor, Grantham, Mayo, Van Otterloo & Co. LLC (“GMO” or the “Manager”). For more information about the GMOGBI, please see "Index Descriptions" at the back of this private placement memorandum. The Trust invests in GMO-managed mutual funds (“underlying funds”) and may be exposed to U.S. and foreign equity securities (including both growth and value style equities and equities of any market capitalization), U.S. and foreign fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), and, from time to time, other alternative asset classes. The underlying funds in which the Trust invests primarily consist of GMO U.S. Equity Funds,GMO International Equity Funds (including one or more of GMO's emerging markets funds), GMO Fixed Income Funds, GMO Alpha Only Fund, GMO Flexible Equities Fund and GMO Special Situations Fund, all offered through separate prospectuses or private placement memoranda. For more information regarding the underlying funds, see “Description of Underlying Funds” below.

GMO uses proprietary quantitative models to determine the choice and weighting of the underlying funds. These models use rolling multi-year forecasts of relative value and risk among the asset classes (e.g., U.S. equity, foreign equity, emerging country equity, emerging country debt, U.S. fixed income, and foreign fixed income) in which the underlying funds invest.

GMO shifts investments in the underlying funds in response to changes in GMO’s investment outlook and market valuations and to accommodate cash flows and intends to expose at least 25% of the Trust's assets to fixed income investments and at least 25% of the Trust's assets to equity investments.

The Trust’s assets may also be invested in certain other investments, including cash or various cash equivalents, such as money market instruments, and other short-term instruments, including notes, certain short-term asset-backed securities, certificates of deposit, commercial paper, banker’s acceptances, bank deposits, U.S. government securities or shares of registered investment companies.

PRINCIPAL RISKS OF INVESTING IN THE TRUST

A significant risk to the Trust is that one or more underlying funds will not perform as expected.  In addition, the Trust will indirectly be exposed to all of the risks of an investment in the underlying funds.  Following are the some of the most important risk factors that may affect the underlying funds.

Note:  This private placement memorandum refers in many places to investments or investment practices of the "Trust." The Trust currently expects to invest primarily and directly in shares of the underlying funds.  The underlying funds themselves will make the investments and engage in the investment practices described in this private placement memorandum.

Stock Market Risk

An investment in the Trust will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on, and the value of an investment in the Trust would likely decline. Even if general economic conditions do not change, the dividend yield, total return earned on and the value of an investment in the Trust could decline if the particular industries, companies or sectors in which the Trust invests do not perform well.

Interest Rate Risk

  When interest rates go up, the value of debt securities and other income-producing securities (e.g., preferred and common stock) tends to fall. If interest rates go down, interest earned by the Trust on its debt investments may also decline, which could cause the Trust to reduce the dividends it pays. The longer the duration or maturity of a debt security held by the Trust, the more the Trust is subject to interest rate risk. Some debt securities give the issuer the option to call or redeem the security before its maturity date. If an issuer calls or redeems the security during a time of declining interest rates, the Trust might have to reinvest the proceeds in a security offering a lower yield, and therefore might be unable to maintain its dividend or benefit from any increase in value as a result of declining interest rates.

Market Capitalization Risk

Companies of different sizes may respond differently to various economic or market conditions and to other factors. As a result, a Fund that invests primarily in companies in a particular market capitalization range, for example, large-, medium-, or small-capitalization ranges, may underperform a Fund that invests more broadly or that invests primarily in companies of a different market capitalization.

Small- and Medium-sized Companies Risk

Investments in small- and medium-sized companies may be significantly more volatile, more vulnerable to adverse developments, less liquid, and more difficult to establish or close out at prevailing market prices than investments in larger companies. There also may be less publicly available information about the securities of smaller companies or less market interest in such securities. Such companies may also be dependent on a small management group, may have little or no operating history or track record of success, and may have limited product lines, markets and financial resources. The securities of small- and medium-sized companies may trade less frequently and in smaller volume than more widely held securities. Some securities of smaller issuers may be illiquid or may be restricted as to resale.

Foreign Investment Risk

Investments in foreign securities entail risks not present in domestic investments. Because foreign securities are normally denominated and traded in foreign currencies, the value of the Trust’s assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of foreign currencies. Income the Trust receives from its investments in foreign securities may be subject to withholding and other taxes, in which case the Trust's yield would be reduced. There may be less information publicly available about a foreign company than about a U.S. company, and many foreign companies are not subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign companies are less liquid and at times more volatile than securities of comparable U.S. companies. Foreign brokerage commissions and other fees are also generally higher than in the United States. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, political or financial instability, and diplomatic developments that could adversely affect the value of the Trust’s investments in certain foreign countries. Foreign settlement procedures and trade regulations may involve increased risk (such as delay in payment or delivery of securities) or risks not present in the settlement of domestic investments. Legal remedies available to investors may be more limited in foreign markets. The Trust may buy or sell foreign currencies for future delivery and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments.

Credit Risk

Credit risk refers to the possibility that the issuer of a security held by the Trust or the counterparty to a contract with the Trust may not be able to pay interest and principal when due or otherwise honor its obligations. If an issuer defaults, or if the credit quality of an investment deteriorates or is perceived to deteriorate, the value of the investment could decline. Credit risk is generally greater for zero coupon bonds and other investments that are required to pay interest only at maturity rather than at intervals during the life of the investment. Credit risk will be heightened if the Trust invests in debt securities with medium- and lower-rated credit quality ratings.

Investment Style Risk

Different types of securities -- such as growth style or value style securities -- tend to shift into and out of favor with investors depending on changes in market and economic conditions. As a result, the Trust’s performance may at times be worse than the performance of other mutual funds that invest more broadly or that have different investment styles.

Emerging Market Risk

The Trust may invest in securities of companies in "emerging market" countries, which entails special risks. Emerging market countries may rely on international trade and could be adversely affected by the economic conditions in the countries with which they trade. The risks of investing in emerging markets also include greater political and economic uncertainties than in developed foreign markets, the risk of nationalization, diplomatic developments (including war), social instability, currency transfer restrictions, and a more limited number of potential buyers for investments. Such countries may experience high levels of inflation or deflation and currency devaluation. Additionally, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages and protections of markets or legal systems available in more developed countries. Investments in emerging markets are considered to be speculative and may be illiquid and highly volatile.

Derivatives Risk

A derivative is a financial contract whose value depends on changes in the value of one or more underlying assets, reference rates, or indexes. The Trust’s use of derivatives may involve risks different from, or greater than, the risks associated with investing in more traditional investments, such as stocks and bonds. Derivatives can be highly complex and may perform in ways unanticipated by the Trust’s investment adviser. The Trust’s use of derivatives involves the risk that the other party to the derivative contract will fail to make required payments or otherwise to comply with the terms of the contract. Derivatives transactions can create investment leverage, may be highly volatile and the Trust could lose more than the amount it invests. Derivatives may be difficult to value and highly illiquid, and the Trust may not be able to close out or sell a derivative position at a particular time or at an anticipated price. Use of derivatives may increase the amount and affect the timing and character of taxes payable by shareholders.

Leverage Risk

Leverage may magnify the risks associated with an investment or cause the Trust to be more volatile than if the Trust had not been leveraged, because leverage tends to exaggerate the effect on the Trust of changes in interest rates, market prices, currency rates, and other factors.

Fund-of-Funds Risk

The Trust is exposed to the risk that one or more underlying funds will not perform as expected or will underperform other similar funds or that the combinations of underlying funds selected by GMO will not perform as it expected. In addition, the Trust will indirectly be exposed to all of the risks of an investment in the underlying funds. The Trust will also indirectly bear a proportionate share of the total fund operating expenses (including investment management, shareholder servicing, custody, transfer agency, audit and other fund expenses) of the underlying funds in which it invests, as well as any purchase premiums or redemption fees charged by such underlying funds. Since GMO will receive fees from the underlying funds, GMO has a financial incentive to invest the assets of the Trust in underlying funds with higher fees, despite the investment interests of the Trust. However, GMO is legally obligated to disregard that incentive in selecting among shares of the underlying funds.

Market Disruption and Geopolitical Risk

The Trust is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war in Iraq has had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Trust's investments. At such times, the Trust's exposure to the risks described elsewhere in this section, including stock market risk and credit risk, can increase.

The value of the Trust's investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the underlying funds to stay fully invested in the relevant asset class, such as domestic equities, foreign equities, or implement their investment programs for a period of time. For example, a disruption may cause the underlying funds' derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.

Large Shareholder Risk

To the extent that shares of an underlying fund are held by large shareholders (e.g., institutional investors or asset allocation funds) and because shares of the Trust are currently held by a single shareholder, they are subject to the risk that these shareholders will reallocate or rebalance their investments. These transactions will affect the underlying funds and the Trust, since they may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of an underlying fund.  These transactions could adversely affect the underlying funds’ or the Trust's performance to the extent that the underlying funds or the Trust is required to sell investments or invest cash at times when they would not otherwise do so. These transactions may also accelerate the realization of taxable income to the shareholder if such sales of investments result in gains, and may also increase transaction costs.

Concentration Risk

When the Trust's investments are concentrated in a limited number of sectors, industries, states or countries, it will be more vulnerable to adverse financial, economic, political or other developments affecting those sectors, industries, states or countries than a mutual fund that invests its assets more broadly, and the value of the Trust's shares may be more volatile.

OTHER INVESTMENT CONSIDERATIONS AND RISKS

The Trust is also subject to the following risk through its investments in the underlying funds.

The Trust may, but will not necessarily, temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Trust in response to adverse economic, political or market conditions. This strategy is inconsistent with the Trust's principal investment strategies and investment goals and, if employed, could result in a lower return and loss of market opportunity.

DISCLOSURE OF PORTFOLIO HOLDINGS

A complete listing of portfolio holdings for the Trust as of each calendar quarter end is made available to the public approximately 15 calendar days after the quarter end at EvergreenInvestments.com. The Trust may also from time to time post to EvergreenInvestments.com more current portfolio holdings information as of a specified date. For more information about the Trust’s policies and procedures with respect to the disclosure of portfolio holdings, see “Policy for Dissemination of Portfolio Holdings” in the SAI.

MANAGEMENT

The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the investment advisor furnishes a continuing investment program for the Trust and makes investment decisions on its behalf.

THE TRUST’S INVESTMENT ADVISOR

GMO is the investment advisor to the Trust.  GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110.  GMO is a private company founded in 1977. As of December 31, 2007, GMO managed on a worldwide basis more than $152 billion for institutional investors such as pension plans, endowments, foundations and the funds of the GMO Trust.

As investment advisor, GMO manages the Trust’s investments in the underlying funds on a day-to-day basis. GMO also currently serves as the investment advisor to each of the underlying funds. The Trust does not pay a fee to GMO for its advisory services. However, the Trust bears indirectly the expenses of the underlying funds, including a share of management and other fees paid to GMO.

For a discussion regarding the considerations of the Trust's Board of Trustees in approving the Trust's advisory arrangement, please see the Trust's Annual Report for the fiscal year ended December 31, 2007.

THE TRUST'S PORTFOLIO MANAGER

Day-to-day management of the Trust is the responsibility of GMO’s Asset Allocation Division (the “Division”). The Division's members work collaboratively to manage the Trust's portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

Ben Inker, the senior member of the Division, allocates the responsibility for portions of the Trust's portfolio to various members of the Division, oversees the implementation of the trades on behalf of the Trust, reviews the overall composition of the portfolio, including compliance with stated investment objectives and strategies, and monitors cash flows.

Mr. Inker has served as a senior member of the Division responsible for coordinating the portfolio management of the Trust since the Trust's inception. Mr. Inker is the Director of GMO’s Asset Allocation Division.  He has been responsible for overseeing the portfolio management of asset allocation portfolios since 1996.

The Trust’s SAI contains other information about how GMO determines the compensation of Mr. Inker, other accounts he manages, and his ownership of Trust shares.

THE TRUST’S ADMINISTRATOR

Evergreen Investment Management Company (EIMC) serves as administrator to the Trust.  EIMC prepares various filings, reports and contracts on behalf of the Trust, performs certain back office services, and provides the Trust with facilities, equipment and personnel.

PRICING

CALCULATING THE TRUST’S SHARE PRICE

The value of one share of the Trust, also known as the net asset value (NAV), is calculated by adding up the Trust’s total assets, subtracting all liabilities, and then dividing the result by the total number of shares outstanding. The Trust’s NAV is normally calculated using the value of the Trust’s assets as of 4:00 p.m. ET on each day the New York Stock Exchange (NYSE) is open for regular trading. The Trust reserves the right to adjust the time it calculates its NAV if the NYSE closes earlier than 4:00 p.m. ET or under other unusual circumstances.

The price per share that you pay when you purchase shares of the Trust, or the amount per share that you receive when you sell shares of the Trust, is based on the next NAV calculated after the purchase or sale order is received and all required information is provided.

VALUING THE TRUST’S INVESTMENTS

The Trust must determine the value of the securities in its portfolio in order to calculate its NAV. Since the Trust generally invests a substantial portion of its assets in the underlying funds, the value of its portfolio is based on the NAV of the shares of the underlying funds in which it invests. For information regarding the pricing policies of the underlying funds, including the circumstances under which the underlying funds will use fair value pricing and the effects of fair value pricing, please refer to the prospectuses or private placment memoranda of the underlying funds.

The Trust generally values portfolio securities by using current market prices. Money market securities and short-term debt securities that mature in 60 days or less, however, are generally valued at amortized cost, which approximates market value.

The Trust does not anticipate that it will fair value its securities often. However, if the Trust were to hold investments in certain types of government securities and short-term paper as described in the section entitled “PRINCIPAL INVESTMENT STRATEGIES,” the following would apply:

• Valuing securities at a “fair value.”If a market price for a security is not readily available or is deemed unreliable, the Trust will use a “fair value” of the security as determined under policies established and reviewed periodically by its Board of Trustees. Although intended to approximate the actual value at which securities could be sold in the market, the fair value of one or more of the securities in the Trust’s portfolio could be different from the actual value at which those securities could be sold in the market. For example, the Trust will generally value debt securities that mature in more than 60 days for which market prices are unavailable by using matrix pricing or other methods, provided by an independent pricing service or other service, that typically take into consideration such factors as similar security prices, yields, maturities, liquidity and ratings.

HOW TO BUY AND REDEEM THE TRUST’S SHARES

The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.  Shareholders pay no sales charges to purchase shares of the Trust.  There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

Complete the account application and deliver to:

Postal Service Address:                                  Overnight Address:

Evergreen Investments                          Evergreen Investments

P.O. Box 8400                                                 66 Brooks Drive, Suite 8400

Boston, MA 02266-8400                                 Braintree, MA 02184-3800

Shares become entitled to income distributions declared on the first business day following receipt by the Trust’s transfer agent of payment for the shares.   The Trust or your investment dealer must receive your purchase order no later than the close of regular business (normally 4:00 p.m. Eastern time) in order for your purchase to be effected at that day’s net asset value.  The Trust reserves the right to adjust the closing time to coincide with an earlier closing of the market or due to other unusual circumstances.

All authorized redemption requests made before the Trust's closing time (usually 4:00 p.m. Eastern time on market trading days) will be processed at that day’s closing price.  Requests made after the Trust's closing time will be processed using the next net asset value calculated.

Deliver redemption requests to:

Postal Service Address:                                              Overnight Address:

Evergreen Investments                                      Evergreen Investments

P.O. Box 8400                                                             30 Dan Road

Boston, MA 02266-8400                                             Canton, MA 02021-2809

Asset Allocation Fund is currently the Trust's sole shareholder.  There are no restrictions on trading by Asset Allocation Fund in shares of the Trust.

THE TAX CONSEQUENCES OF INVESTING IN THE TRUST; DISTRIBUTIONS

Trust Distributions

The Trust will distribute two types of taxable income to shareholders:

  Dividends. Generally, a regulated investment company (“RIC”) qualifying under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) that is a shareholder of the Trust (a "RIC shareholder") will be treated in the same manner as Trust shareholders who are natural persons. As such, the RIC shareholder will have ordinary income from the receipt of dividends from the underlying funds’ investment income and short-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a RIC, and such RIC designates such dividends as “qualified dividend income,” then the Trust may designate a portion of its distributions as “qualified dividend income,” as well, provided the Trust meets the holding period and other requirements with respect to shares of the underlying fund. The RIC shareholders then may, upon distribution to their shareholders, designate such distributions as “qualified dividend income.”  For taxable years beginning before January 1, 2011, qualified dividend income is taxed at the rates applicable to long-term capital gain rates (maximum of 15% for individual taxpayers).
  Capital Gains. When an underlying fund or the Trust sells a security it owns for a gain, the result is a capital gain. The Trust generally distributes capital gains, if any, at least once a year, near the end of calendar year. Gains on securities held longer than 12 months and capital gain income from the receipt of capital gain dividends from underlying funds are considered long-term capital gains when they are designated as such and distributed to shareholders. For federal income tax purposes, RIC shareholders must include such capital gain dividends when calculating their net long-term capital gains. RIC shareholders can designate and distribute such net long-term capital gains as capital gain dividends, taxable to their shareholders at rates applicable to long-term capital gains.

The Trust’s investment in underlying funds could affect the amount, timing and character of distributions. Because the Trust generally will invest all of its assets in shares of underlying funds, its distributable income and gains will normally consist entirely of distributions from underlying funds and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund realizes net losses on its investment for a given taxable year, the Trust will not be able to recognize its shares of those losses (so as to offset distributions of net income or capital gains from other underlying funds) until it disposes of shares of the underlying fund. Moreover, even when the Trust does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Trust will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund).

In addition, in certain circumstances, the "wash sale" rules under Section 1091 of the Code may apply to the Trust's sales of underlying fund shares that have generated losses. A wash sale occurs if shares of an underlying fund are sold by the Trust at a loss and the Trust acquires additional shares of that same underlying fund 30 days before or after the date of the sale. The wash-sale rules generally will defer losses in the Trust's hands on sales of underlying fund shares (to the extent such sales are wash sales) until the replacement shares are ultimately disposed of at a future date.  However, under certain circumstances those losses could be deferred for extended (and, in certain cases, potentially indefinite) periods of time (e.g., in the event the subsequent sale of the replacement shares are also wash sales).

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Trust will be required to distribute to its shareholders may be greater than such amounts would have been had the Trust invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Trust (e.g., long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Trust invested directly in the securities held by the underlying funds.

When the Trust redeems shares in the underlying funds, depending on the Trust's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Trust's redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund. This would be the case where the Trust holds a significant interest in an underlying fund and redeems only a small portion of such interest. This dividend characterization may accelerate the timing of distributions to Asset Allocation Fund and in turn to Asset Allocation Fund's shareholders.

Gains Shareholders Realize Upon Redemption of Shares

Because the Trust is currently wholly owned by Asset Allocation Fund, Asset Allocation Fund's redemption of the Trust's shares generally will cause Asset Allocation Fund to be treated as receiving a dividend, to the extent of the Trust's net earnings and profits, taxable on the full amount of the distribution instead of receiving capital gain income in excess of Asset Allocation Fund's basis in its shares of the Trust (unless the Fund redeems 100% of its shares in the Trust). This dividend characterization may accelerate the timing of distributions to shareholders of Asset Allocation Fund.

Dividend and Capital Gain Reinvestment

All dividend and capital gain payments received by the Trust from the underlying funds will be reinvested to buy additional shares.

No sales loads, including deferred loads, are applied to purchases of the Trust’s shares.

DESCRIPTION OF UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may directly or indirectly invest. The summaries are based solely on information in the prospectus or private placement memoranda of each underlying fund. These summaries are qualified in their entirety by reference to the prospectus or private placement memoranda and SAI of each underlying fund.

	Investment Goal/Strategy	Benchmark
U.S. EQUITY FUNDS
GMO U.S. Core Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar market capitalizations. Under normal circumstances, invests at least 80% of its assets in equity investments tied economically to the U.S. The Manager uses proprietary quantitative models to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii)  have improving fundamentals, and/or (iii) have positive market sentiment. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization.  The factors considered and models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

S&P 500 Index
GMO U.S. Quality Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar market capitalizations. Under normal circumstances, invests at least 80% of its assets in equity investments tied economically to the U.S. May hold fewer than 100 stocks. The Manager uses proprietary models to evaluate an issuer's quality based on several factors, including, but not limited to, expected earnings volatility (as measured by the volatility of profitability), profits (return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity). The Manager also uses proprietary quantitative models to identify stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) and/or stocks it believes have improving fundamentals. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio.  The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time. Reserves the right to make tactical allocations of up to 20% of its net assets to investments in cash and cash equivalents. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

S&P 500 Index
GMO U.S. Intrinsic Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, and in companies with similar market capitalizations. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S. The Manager uses proprietary quantitative models to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 1000® Value Index
GMO U.S. Growth Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000 Index, a U.S. stock index, and in companies with similar market capitalizations. Under normal circumstances, invests at least 80% of its assets in investments tied economically to the U.S. The Manager uses proprietary quantitative models to identify stocks it believes (i) have improving fundamentals, (ii) have positive market sentiment, and/or (iii) are undervalued (generally, stocks the Manager believes are undervalued trade at prices below what the Manager believes to be their fundamental value). In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 1000® Growth Index
GMO U.S. Small/Mid Cap Value Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar market capitalizations ("small- and mid-cap companies"). Under normal circumstances, invests at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. The Manager uses proprietary quantitative models to identify small- and mid-cap company stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 2500® Value Index
GMO U.S. Small/Mid Cap Growth Fund

Seeks long-term capital growth. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar market capitalizations ("small and mid-cap companies"). Under normal circumstances, invests at least 80% of its assets in investments in small and mid-cap companies tied economically to the U.S. The Manager uses proprietary quantitative models to identify small- and mid-cap company stocks it believes (i) have improving fundamentals, (ii) have positive market sentiment, and/or (iii) are undervalued (generally, stocks the Manager believes are undervalued trade at prices below what the Manager believes to be their fundamental value). In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Russell 2500® Growth Index
GMO Real Estate Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in U.S. companies that issue stocks included in the MSCI U.S. REIT Index, and in companies with similar characteristics. The Fund has a fundamental policy to concentrate its investments in real estate-related investments. Under normal circumstances, invests at least 80% of its assets in real estate investment trusts ("REITs") and other real estate-related investments. REITs are managed vehicles that invest in real estate or real estate-related investments. For this purpose, the term "real estate-related investments" includes REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, construction, management, or sale of real estate, (ii) real estate holdings, or (iii) products or services related to the real estate industry. The Manager uses proprietary quantitative models to identify stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) and/or stocks it believes have improving fundamentals. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for the fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, and industry and sector weights. The factors considered and models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

MSCI U.S. REIT Index
FIXED INCOME FUNDS
GMO Domestic Bond Fund

Seeks total return in excess of that of its benchmark. Under normal circumstances, invests at least 80% of its assets in bonds tied economically to the U.S. Invests: (i) a substantial portion of its total assets in shares of the GMO Short-Duration Collateral Fund (see description below); (ii) in U.S. investment-grade bonds, including asset-backed securities and U.S. government securities (including securities neither guaranteed nor insured by the U.S. government); and (iii) in derivatives (including synthetic debt instruments) whose value is related to U.S. investment-grade bonds. Also may invest a portion of its assets in foreign bonds and lower-rated securities. The Manager employs fundamental investment techniques to identify bonds the Manager believes are undervalued. The Manager considers issue-specific risk in the selection process. The Manager normally seeks to cause the duration of the fund to approximate that of its benchmark (4.7 years as of 5/31/08). Some investors may invest in the fund for short-term purposes (e.g., pending investment in another GMO fund), causing the fund to incur higher transactions costs.

Lehman Brothers U.S. Government Index
GMO Core Plus Bond Fund

Seeks total return in excess of that of its benchmark. Typically invests in bonds included in the fund's benchmark and in securities and instruments with similar characteristics. Seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bonds. The Manager may implement its strategies (i) directly by purchasing U.S. and foreign bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, the fund may invest: (i) a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (ii) in futures contracts, currency options, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets); (iii) in U.S. and foreign investment-grade bonds, including U.S. and foreign government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government) and foreign governments, corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iv) to a significant extent in credit default swaps to seek to replicate the returns of the fund's benchmark and/or to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers; (v) in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through GMO World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and (vi) up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets. The Manager normally seeks to maintain the fund's portfolio duration within +/- 2 years of the benchmark's duration (4.7 years as of 5/31/08).

Lehman Brothers U.S. Aggregate Index
GMO International Bond Fund

Seeks total return in excess of that of its benchmark. Typically invests in bonds included in the fund's benchmark and in securities and instruments with similar characteristics. Seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bonds. The Manager may implement its strategies (i) directly by purchasing bonds denominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, the fund may invest: (i) a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (ii) in futures contracts, currency options, currency forwards, swap contracts, and other types of derivatives (to gain exposure to the global interest rate and currency markets); (iii) in investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iv) in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through GMO World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and (v) up to 5% of the Fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund . The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets. The Manager normally seeks to maintain the fund's portfolio duration within +/- 2 years  of the benchmark's duration (6.3 years as of 5/31/08).

JPMorgan Non-U.S. Government Bond Index
GMO Currency Hedged International Bond Fund

Seeks total return in excess of that of its benchmark. Typically invests in bonds included in the fund's benchmark and in securities and instruments with similar characteristics. Seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bonds. The Manager may implement its strategies (i) directly by purchasing bonds denominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, the fund may invest: (i) a substantial portion of its assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (ii) in futures contracts, currency options, currency forwards, swap contracts, and other types of derivatives (to gain exposure to the global interest rate and currency markets); (iii) in investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iv) in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through GMO World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and (v) up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund. Generally attempts to hedge at least 75% of its net foreign currency exposure into U.S. dollars. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets. The Manager normally seeks to maintain the fund's portfolio duration within +/- 2 years of the benchmark's duration (6.5 years as of 5/31/08).

JPMorgan Non-U.S. Government Bond Index(Hedged) (ex-Japan)
GMO Global Bond Fund

Seeks total return in excess of that of its benchmark. Typically invests in bonds included in the fund's benchmark and in securities and instruments with similar characteristics. Seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in bonds. The Manager may implement its strategies (i) directly by purchasing bonds denominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, the fund may invest: (i) a substantial portion of its assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (ii) in futures contracts, currency options, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets); (iii) in investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iv) in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through GMO World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and (v) up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets. The Manager normally seeks to maintain the fund's portfolio duration within +/- 2 years of the benchmark's duration (6.1 years as of 5/31/08).

JPMorgan Global Government Bond Index
GMO Emerging Country Debt Fund

Seeks total return in excess of that of its benchmark. The fund invests primarily in sovereign debt of emerging countries, although it may also make investments in entities related to, but not guaranteed by emerging countries, or in entities wholly unrelated to emerging countries. Under normal circumstances, the fund invests at least 80% of its assets in debt investments tied economically to emerging countries. Such investments may be either direct or indirect. Direct investments involve the purchase of a debt instrument. Indirect investments involve the pairing of a derivative instrument with a high-quality cash investment to create an economic exposure similar to that of a direct investment. The fund typically uses credit default swaps in this instance to gain the desired risk exposure, although the fund may also purchase credit default swaps as a form of insurance against adverse credit events. Further, the related cash investment may include domestic or foreign fixed income securities, including asset-backed securities issued by governments and private issuers, directly or indirectly through the purchase of shares of the GMO Short Duration Collateral Fund. Generally, at least 75% of the fund’s assets are denominated in, or hedged into, U.S. dollars. In pursuing its investment objective, the fund also typically uses exchange-traded and over-the-counter (“OTC”) derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards, and futures.The Manager emphasizes a "bottom-up" approach to examining and selecting investments, and uses analytical techniques to identify inefficiencies in the pricing of emerging country debt investments and to identify those the Manager believes are undervalued. The assessment of the Manager also determines country allocations based on its fundamental outlook for a country. The Manager normally seeks to cause the interest rate duration of the fund's portfolio to approximate that of its benchmark (7.3 years as of 5/31/08).

JPMorgan Emerging Markets Bond Index Global (EMBIG)
GMO Short-Duration Investment Fund

Seeks to provide current income to the extent consistent with the preservation of capital and liquidity. The fund seeks to achieve this objective by investing a substantial portion of its assets in the GMO Short-Duration Collateral Fund, which primarily invests in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers. In addition, the fund invests in high quality fixed income securities, which may include high quality asset-backed securities issued by private issuers, U.S. government and agency securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, money market instruments, prime commercial paper and master demand notes, and certificates of deposit, bankers' acceptances and other bank obligations. May also enter into credit default swaps and repurchase agreements and use exchange-traded and over-the-counter derivatives, including futures contracts that may not be considered to be high quality due to the creditworthiness of the counterparties to these agreements. While the fund makes investments in high quality fixed income securities, it may choose not to dispose of a security whose rating is lowered after purchase. The Manager employs fundamental investment techniques to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives. In selecting fixed income securities for the fund’s portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager employs fundamental investment techniques to identify the credit risk associated with investments in certain fixed income securities and based on such risk determination, makes its investment

selections.The Manager normally seeks to maintain a duration of 365 days or less for the fund's portfolio. The fund may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging the interest rate exposure through the use of derivatives. The fund's dollar-weighted average portfolio maturity may be substantially longer than the fund's dollar-weighted average portfolio duration. The fund is NOT a money market fund and is not subject to the portfolio quality, maturity, and other requirements of money market funds. Some investors may invest in the fund for short-term purposes (e.g., pending investment in another GMO fund), causing the fund to incur higher transaction costs.

JPMorgan U.S. 3 Month Cash Index
GMO Inflation Indexed Plus Bond Fund

Seeks total return in excess of that of its benchmark. Primarily makes investments that are indexed or otherwise "linked" to general measures of inflation in the country of issue. Seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in inflation indexed bonds. For this purpose, "inflation indexed bonds" include instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue. The Manager may implement its strategies: (i) directly by purchasing inflation indexed bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded or over-the-counter derivatives. To do so, the fund may invest: (i) a substantial portion of its assets in shares of the GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund's synthetic positions through investment in non-inflation indexed (or nominal) high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (ii) in inflation indexed bonds issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury (TIPS), and inflation indexed bonds issued by corporations; (iii) in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates, mainly through GMO World Opportunity Overlay Fund's use of interest rate swaps); (iv) in futures contracts, swap contracts, currency forwards, currency options, and other types of derivatives (to gain synthetic exposure to inflation indexed bonds and/or global interest rate and currency markets); (v) up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund; and (vi) in non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations (to gain exposure to such securities and/or for use as part of a synthetic position). The Manager seeks to identify investments that, in the opinion of the Manager, represent favorable values relative to their market prices. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets and to determine currency and interest rate exposures. Takes active overweighted and underweighted positions in particular interest rate markets and currencies outside of those in its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

Lehman Brothers U.S. Treasury Inflation Notes Index
GMO Short-Duration Collateral Fund

Seeks total return comparable to that of its benchmark. Seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign adjustable rate fixed income securities with low volatility (although market changes may indirectly result in volatility). Fixed income securities in which the fund invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). May invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. May also use exchange-traded and over-the-counter derivatives, including swap contracts, futures contracts, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts. The fund's fixed income securities primarily have adjustable interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into adjustable rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. May hold fixed income securities whose ratings after they were acquired were reduced below investment grade. In selecting fixed income securities for the fund's portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in particular fixed income securities and bases its investment decisions on that risk determination. The Manager normally seeks to maintain a duration of 365 days or less for the fund’s portfolio.  The fund’s dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average portfolio duration.

JPMorgan U.S. 3 Month Cash Index
GMO Short-Duration Collateral Share Fund

Seeks total return comparable to that of its benchmark. Invests substantially all of its assets in GMO Short-Duration Collateral Fund, another series of GMO Trust (“SDCF”) (see description in this section), and, to a limited extent, in cash and cash equivalents. Its investment objective and principal investment strategies, therefore, are identical to those of SDCF. SDCF invests primarily in high quality U.S. and foreign adjustable rate fixed income securities with low volatility (although market changes may indirectly result in volatility). Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF may invest in government securities, corporate debt securities,  money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements and repurchase agreements. SDCF also may use exchange-traded and over-the-counter derivatives, including swap contracts, futures contracts, options on futures, options on swaps (or “swaptions”) and other types of options, and forward currency contracts. SDCF's fixed income securities primarily have adjustable interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into adjustable rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. SDCF may hold fixed income securities whose ratings after they were acquired were below investment grade. In selecting fixed income securities for SDCF’s portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager employs fundamental investment techniques to identify the credit risk associated with investments in certain fixed income securities and based on such risk determination, makes its investment selections. The Manager normally seeks to maintain a duration of 365 days or less for SDCF’s portfolio. SDCF’s dollar-weighted average portfolio maturity may be substantially longer than SDCF’s dollar-weighted average portfolio duration. Some investors may invest in the fund for short-term purposes (e.g., pending investment in another GMO fund), causing the fund to incur higher transaction costs. In addition, as a result of such short-term trading, the fund may hold more cash than other GMO funds and its performance may not match that of SDCF.

JPMorgan U.S. 3 Month Cash Index
GMO World Opportunity Overlay Fund

Seeks total return greater than that of its benchmark. The fund's investment program has two principal components. One component of the fund's investment program involves the use of derivatives, primarily interest rate swap contracts and/or futures contracts, to seek to exploit misvaluations in world interest rates and to add value relative to the fund's benchmark. The other component of the fund's investment program involves making direct investments primarily in high quality U.S. and foreign adjustable rate fixed income securities with low volatility (although market changes may indirectly result in volatility). May also, from time to time, make tactical allocations to seek to add value to the fund. The Manager employs proprietary quantitative models to seek to identify and estimate the relative misvaluation of interest rates within and across world interest rate markets. In selecting fixed income securities, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in particular fixed income securities and bases its investment decisions on that risk determination.

JPMorgan U.S. 3-Month Cash Index
GMO Strategic Fixed Income Fund

Seeks total return in excess of that of its benchmark. Typically invests in fixed income securities included in the fund’s benchmark and in securities and instruments with similar characteristics. May seek additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, invests at least 80% of its assets in fixed income securities. The Manager may implement its strategies: (i) directly by purchasing U.S. and foreign bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, the fund may invest: (i) a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund’s synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers); (ii) in futures contracts, currency options, currency forwards, swap contracts, interest rate options, swaps on interest rates, and other types of derivatives; (iii) in U.S. and foreign investment-grade bonds, including U.S. and foreign government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), and foreign governments, corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; (iv) in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through GMO World Opportunity Overlay Fund’s use of interest rate swaps and/or futures); and (v) up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as “junk bonds”)), primarily through investment in shares of GMO Emerging Country Debt Fund. The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. May take active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets. The Manager seeks to maintain the fund’s portfolio duration within +/-2 years of the benchmark's duration. The Manager may, in the future, depending on the Manager's assessment of interest rate conditions, change the fund's benchmark to another nationally recognized debt index with a duration between 90 days and 15 years. The fund is a non-diversified investment company within the meaning of the 1940 Act.

JPMorgan U.S. 3 Month Cash Index
INTERNATIONAL EQUITY FUNDS
GMO International Core Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining the fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over timeGenerally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

MSCI EAFE Index (Europe, Australasia, and Far East)
GMO International Intrinsic Value Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from developed countries, other than the U.S. The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. The Manager uses momentum measures to evaluate stocks that have been prescreened for value characteristics. In selecting countries in which to invest and determining the fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Primary Market Index ("PMI"), Europe, Pacific, Asia Composite ("EPAC") Value Index
GMO International Growth Equity Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. When evaluating stocks, the Manager begins with a universe of stocks that are either included in the fund's growth-oriented benchmark or that are believed to have similar growth characteristics to such stocks. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes are (i) undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining the fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Primary Market Index ("PMI"), Europe, Pacific, Asia Composite ("EPAC") Growth Index
GMO Global Growth Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from the world's developed countries, including the U.S. The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. When evaluating stocks, the Manager begins with a universe of stocks that are either included in the fund’s growth-oriented benchmark or that are believed to have similar growth characteristics to such stocks. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining the fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/Citigroup Primary Market Index (“PMI”) World Growth Index
GMO Developed World Stock Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies from the world's developed markets, including the U.S. Under normal circumstances, invests at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term "stocks" refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities and depository receipts, and the term "developed markets" refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics. The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining the fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

MSCI World Index
GMO Currency Hedged International Equity Fund

Seeks total return greater than that of its benchmark. Seeks to achieve its objective by outperforming its benchmark. Is a fund of funds and invests primarily in other GMO funds. May invest in GMO International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Growth Equity Fund, and GMO International Small Companies Fund (collectively, "underlying funds"). Under normal circumstances, invests at least 80% of its assets in equity investments. The Manager allocates the fund's assets among the underlying funds based on its analysis of the relative attractiveness of value versus growth and large versus small market capitalization investing styles. The Manager uses proprietary quantitative models and fundamental judgment to measure the discount at which value stocks trade relative to growth stocks and large-cap stocks trade relative to small-cap stocks as well as to predict returns of these styles in the market. The Manager looks at the underlying funds' holdings to measure base currency exposure and then attempts to hedge at least 70% of the foreign currency exposure in the underlying funds' investments relative to the U.S. dollar through the use of currency forwards and other derivatives. While the fund’s benchmark is fully hedged, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. The Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and other cash equivalents. To the extent the Fund takes temporary defensive positions, it may not achieve its investment objective.

MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)
GMO Foreign Fund

Seeks total return in excess of that of its benchmark. Typically makes equity investments in non-U.S. companies, including companies that issue stocks included in the MSCI international developed country universe (the universe of securities from which the MSCI EAFE Index is constructed) and companies in emerging countries. Under normal circumstances, invests at least 80% of its assets in investments tied economically to countries outside the U.S. The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process. Country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. May significantly overweight or underweight its investment exposures in particular countries relative to the fund's benchmark. Generally seeks to be fully invested and normally does not take temporary defensive positions, but may hold up to 10% of its total assets in cash and cash equivalents in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions.   To the extent the Fund takes temporary defensive positions, it may not achieve its investment objective. May make investments in emerging countries, but these investments generally will represent 10% or less of the fund's total assets. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including without limitation futures and options.

MSCI EAFE Index (Europe, Australasia, and Far East)
GMO Foreign Small Companies Fund

Seeks total return in excess of that of its benchmark. Typically makes equity investments in companies located or doing business outside of the U.S. that are in the smallest 30% of companies in a particular country as measured by total float-adjusted market capitalization ("small companies"). Under normal circumstances, invests at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The market capitalization range of investments held by the fund is generally within the market capitalization range of companies in the fund's benchmark. Depending upon the country, as of May 31, 2008, the market capitalization of the largest company (in a particular country) included within the fund's definition of small companies ranged from approximately $61.3 million (Netherlands) to $31 billion (Switzerland) (based on exchange rates as of May 31, 2008). The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process. Country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. May significantly overweight or underweight its investment exposures in particular countries relative to the fund's benchmark. Generally seeks to be fully invested and normally does not take temporary defensive positions, but may hold up to 10% of its total assets in cash and cash equivalents in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. May make investments in emerging countries, but these investments (excluding investments in companies from emerging countries included in the fund's benchmark) generally will represent 10% or less of the fund's total assets. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including without limitation futures and options.

S&P/Citigroup Extended Market Index ("EMI") World ex-U.S. Index
GMO International Small Companies Fund

  Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in non-U.S. companies, including non-U.S. companies in developed and emerging countries, but excluding the largest 500 non-U.S. companies in developed countries based on full, non-float adjusted market capitalization and any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of any of the 500 excluded developed country companies (“small companies”). A company’s full, non-float adjusted market capitalization includes all of the company’s equity issues. As of May 31, 2008, the market capitalization of the largest company included within the fund’s definition of small companies was approximately $8.8_billion. Under normal circumstances, invests at least 80% of its assets in securities of small companies. The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining the fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment. The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)
GMO Emerging Markets Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of the world's non-developed markets ("emerging markets"), which excludes countries that are included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging markets. The Manager uses proprietary quantitative models and fundamental analysis to decide which countries to invest in and to identify potential stocks. Country selection generally is the most significant factor affecting the fund's performance relative to its benchmark. The Manager's evaluation and selection decisions for countries and stocks are based on several factors and models, including: (i) countries - value, momentum, and macroeconomic models; and (ii) stocks - earnings and price momentum, price to earnings ratios, price to book ratios, and quality. The factors considered and models used by the Manager may change over time. Has a value bias relative to many other traditional emerging markets funds. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, warrants and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/IFCI (Investable) Composite Index
GMO Emerging Countries Fund

Seeks high total return. Seeks to achieve its objective by outperforming its benchmark. Typically makes equity investments in companies whose stocks are traded in the securities markets of the world's non-developed countries ("emerging countries"), which excludes countries that are included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, invests at least 80% of its assets in investments tied economically to emerging countries. May invest in Exchange-Traded Funds (“ETFs”), including index-based ETFs, which are designed to track the performance and/or certain other characteristics of a particular stock market index, or a group of stock markets in a particular geographic area, such as the MSCI Emerging Markets Index. Because ETFs are investment companies, investment in ETFs would, absent exemptive relief, be limited under applicable statutory limitations. The fund may invest in one or more ETFs beyond the statutory limitations if the fund enters into an agreement with the ETF and complies with the terms and conditions of the agreement and the conditions of the ETF’s exemptive order. The Manager uses proprietary quantitative models and fundamental analysis to decide which countries to invest in and to identify potential stocks. Country selection generally is the most significant factor affecting the fund's performance relative to its benchmark. The Manager's evaluation and selection decisions for countries and stocks are based on several factors and models, including: (i) countries - value, momentum, and macroeconomic models; and (ii) stocks - earnings and price momentum, price to earnings ratios, price to book ratios, and quality. The factors considered and models used by the Manager may change over time. Has a value bias relative to many other traditional emerging countries funds. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. The fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

S&P/IFCI (Investable) Composite Index

 ASSET ALLOCATION FUNDS

 GMO Alpha Only Fund

Seeks to outperform its benchmark. Invests primarily in shares of the GMO U.S. Equity Funds and GMO International Equity Funds (which may include one or more of the GMO emerging markets funds) and also may invest in shares of GMO Emerging Country Debt Fund and GMO
Flexible Equities Fund (collectively, the "underlying funds"). In addition, may invest directly in securities of the type in which those funds invest. Implements its strategy with either direct or indirect investments in a combination of U.S., foreign, and emerging country equities and emerging country debt. The Manager uses proprietary quantitative models and fundamental investment techniques to select the underlying funds and securities in which the fund invests and to decide how much to invest in each. These models use rolling multi-year forecasts of relative value and risk among asset classes (e.g., foreign equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small-to-mid cap stocks in the foreign equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes). The Manager seeks to hedge some or all of the expected return (and foreign currency exposure) of the broader asset classes in which the fund invests by using futures, swap contracts, and currency forwards and by making short sales of securities. To the extent that the fund's hedges are effective, the performance of the fund's portfolio is expected to have a low correlation to the performance of the broader global asset classes in which the fund directly or indirectly invests. Instead, the fund is expected to produce returns more like a short-term fixed income fund, with variation in return (alpha) resulting from aggregate outperformance or underperformance of the underlying funds and/or securities as well as the sub-asset classes in which the fund invests relative to the relevant broader asset classes. The fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and other cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. The Manager shifts investments in response to changes in its investment outlook and market valuations and to accommodate cash flows.

 Citigroup 3 Month Treasury Bill Index

 GMO Special Situations Fund

Seeks capital appreciation and capital preservation. Seeks to achieve its investment objectives by implementing investment strategies that complement long-only investments in global equities and fixed income instruments. May have long or short exposure to foreign and U.S. equity securities (including both growth and value style equities and equities of any market capitalization), foreign and U.S. fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or hedge risks of market volatility). Is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equity securities or fixed income securities), and is not restricted in its exposure (long or short) to any particular market. May have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries). The Manager will employ proprietary quantitative investment models and fundamental judgment for the selection of derivatives and other investments and portfolio construction. The models use one or more independent, though possibly concentrated or focused, strategies for selection of investments. The Manager also may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors. In pursuing its investment objectives, the fund may use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, swap contracts, and swaptions. For example, in circumstances that the Manager deems appropriate, the fund intends to use credit default swaps to a significant extent to take an active long or short position with respect to the likelihood of default by special purpose, corporate, or sovereign issuers. Additionally, in circumstances that the Manager deems appropriate, the fund intends to take significant active long and short currency positions in a particular currency through exchange-traded and OTC foreign currency derivatives as well as to hedge its currency exposure through the use of currency forwards and other derivatives. Except for margin or other applicable regulatory requirements the fund’s net long or net short positions are not subject to any limitations. May elect to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for those services. May invest directly in U.S. government securities, municipal securities, and cash and cash-like investments. Does not seek to control risk relative to a particular securities market index or benchmark and does not seek to outperform a particular securities market index or blend of market indices (i.e., does not seek “relative” return).

   N/A

 GMO Flexible Equities Fund

Seeks total return in excess of its benchmark. Seeks to achieve its objective principally by investing in equity securities traded in any of the world’s securities markets based on GMO’s assessment of relative opportunities in those markets. May also identify and measure its performance against one or more secondary benchmarks from time to time. Does not seek to control risk relative to the MSCI World Index or any other benchmark. May make equity investments in companies from any country, including the U.S. In selecting stocks for the portfolio, the Manager may utilize proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and/or positive market sentiment. In selecting the countries in which to invest and determining the fund’s currency exposures, the Manager may consider many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential and market sentiment. In addition, the Manager may employ fundamental investment techniques in selecting investments for the fund’s portfolio. Under normal circumstances, the fund invests at least 80% of its assets in equity investments. The fund is a non-diversified investment company within the meaning of the 1940 Act. May make equity investments of all types, including equities issued by foreign and/or U.S. companies, growth and/or value style equities, and equities of any market capitalization. In addition, the fund is not restricted in its exposure to any market or type of equity security, and may invest all its assets in a limited number of equity securities of companies in a single country and/or capitalization range. Could be subject to material losses from a single investment. Generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent the fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, the fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives);
(iii) manage risk by shifting investment exposure; and/or (iv) adjust its foreign currency exposure. The fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments and/or its benchmarks.

 MSCI World Index

GMO may change the investment policies and/or programs of the underlying funds at any time without notice to shareholders of the Trust. Each of the underlying funds is subject to some or all of the risks detailed at the front of this Private Placement Memorandum under “Principal Risks of Investing in the Trust.”  For a more detailed explanation of each underlying fund’s principal investments, investment methodology and risks, see “Underlying Funds” in the Trust’s Statement of
Additional Information.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help a Trust shareholder understand the Trust's financial performance for the past five years (or since inception, if shorter). Certain information reflects financial results for a single Trust share. The total returns in the table represent the rate that an investor would have earned, or lost, on an investment in the Trust (assuming reinvestment of all dividends and distributions). The information has been audited by KPMG LLP, the Trust's independent registered public accounting firm, whose report, along with the Trust's financial statements, are included in the annual report, which is available upon request.

Asset Allocation Trust

  (For a share outstanding throughout the period)

      Year Ended December 31,

 2007

 2006

 2005[1,2]

 Net asset value, beginning of period

 $ 11.57

 $ 10.77

 $ 10.93

 Income from investment operations

 Net investment income (loss)

 0.42

 0.36[3]

 0.24[3]

 Net realized and unrealized gains or losses on investments

 0.47

 0.97

 0.03

 Total from investment operations

 0.89

 1.33

 0.27

 Distributions to shareholders from

 Net investment income

 (0.29)

 (0.36)

 (0.23)

 Net realized gains

 (0.60)

 (0.17)

 (0.20)

 Total distributions to shareholders

 (0.89)

 (0.53)

 (0.43)

 Net asset value, end of period

 $ 11.57

 $ 11.57

 $ 10.77

 Total return

 7.96%

 12.34%

 2.51%

 Ratios and supplemental data

 Net assets, end of period (thousands)

 $11,516,725

 $10,269,513

 $7,731,034

 Ratios to average net assets

       Expenses including reimbursements[4]

 0%

 0%

 0%[5]

       Expenses excluding reimbursements[4]

 0%

 0%

 0%[5]

       Net investment income (loss)

 3.69%

 3.19%

 7.64%[5]

 Portfolio turnover rate

 55%

 19%

 5%

1 For the period from September 16, 2005 (commencement of operations), to December 31, 2005.

2 Certain information for the period ended December 31, 2005 has been adjusted to maintain the historical tax cost of the underlying investments of the Trust. These adjustments have no impact to the net assets of the Trust.

3 Net investment income (loss) per share is based on average shares outstanding during the period.

4 Excludes expenses incurred indirectly through investment in underlying funds.

5 Annualized

INDEX DESCRIPTIONS

 Index

 Description

 GMO Global Balanced Index (GMOGBI)

The GMOGBI is a composite benchmark computed by GMO. Prior to May 1, 2007, the GMOGBI consisted of (1) the S&P 500 Index; (2) the MSCI ACWI ex-US; and (3) the LBABI in the following proportions: 48.75% (S&P 500), 16.25% (MSCW ACWI ex-U.S.), and 35%
(LBABI). Effective May 1, 2007, the GMOGBI consists of (1) the MSCI ACWI; and (2) the LBABI in the following proportions: 65% (MSCI ACWI), and 35% (LBABI).

 S&P 500® Index (S&P 500)

 The S&P 500 is an unmanaged, market value-weighted index measuring the performance of 500 U.S. stocks chosen for market size, liquidity, and industry group representation.

 Lehman Brothers Aggregate Bond Index (LBABI)

The LBABI is an unmanaged fixed income index covering the U.S. investment grade fixed-rate bond market, including U.S. government and U.S. government agency securities, corporate securities, and asset-backed securities.

 Morgan Stanley Capital International All Country World Index ex-U.S. Index (MSCI ACWI ex-US)

 The MSCI ACWI ex-US is an independently maintained and published international (excluding US and including emerging) equity index.

 Morgan Stanley Capital International All Country World Index (MSCI ACWI)

 The MSCI ACWI is an independently maintained and published international (including emerging) equity index.

The benchmarks utilized by the underlying funds are described in the SAI.

ASSET ALLOCATION TRUST

PART B

STATEMENT OF ADDITIONAL INFORMATION

ASSET ALLOCATION TRUST

200 Berkeley Street

Boston, Massachusetts 02116

1.800.343.2898

STATEMENT OF ADDITIONAL INFORMATION

May 1, 2008, as supplemented July 1, 2008 and October 1, 2008

Asset Allocation Trust is an open-end investment management company (the “Trust”)

This Statement of Additional Information (SAI) pertains to shares of the Trust. It should be read in conjunction with the private placement memorandum dated May 1, 2008, as supplemented July 1, 2008 and October 1, 2008 and as amended from time to time, for the Trust.

Audited financial statements for the Trust, as of December 31, 2007, for the fiscal year then ended, including notes thereto, and the reports of the Independent Registered Public Accounting Firm thereon, are incorporated into this document by reference (which means they are considered part of this SAI) to the Trust’s Annual Report dated December 31, 2007 relating to the Trust.  The Trust’s December 31, 2007 Annual Report was filed electronically with the SEC on March 6, 2008 (Accession No.
0001379491-08-000037).

You may obtain a copy of the Trust’s Annual Report and Semiannual Report without charge by calling 1.800.343.2898 or by downloading it from EvergreenInvestments.com.

TRUST HISTORY AND ORGANIZATION

TRUST HISTORY

The Trust is an open-end management investment company, which was organized as a Delaware statutory trust on June 14, 2005. A copy of the Agreement and Declaration of Trust, as amended, is on file as an exhibit to the Trust's Registration
Statement, of which this SAI is a part.

ORGANIZATION

            The following is qualified in its entirety by reference to the Trust’s Declaration of Trust.

Description of Shares.  The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of series and classes of shares.  Each share of the Trust represents an equal proportionate interest with each other share of that series and/or class.  Upon liquidation, shares are entitled to a pro rata share of the Trust based on the relative net assets of each series and/or class.  Shareholders have no preemptive or conversion rights.  Shares are redeemable and transferable.

            Voting Rights.   Under the terms of the Declaration of Trust, the Trust is not required to hold annual meetings.  Generally, at meetings of shareholders, each share is entitled to one vote for each dollar of “NAV” applicable to such share.  Shares generally vote together as one class on all matters.  Shares have non‑cumulative voting rights, which means that the holders of more than 50% of the votes applicable to shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining shares voting will not be able to elect any Trustees.

            The Trust has agreed with Evergreen Asset Allocation Fund that Evergreen Asset Allocation Fund will seek instructions from its security holders with regard to the voting of all proxies relating to shares of the Trust held by Evergreen Asset Allocation Fund and will vote such proxies only in accordance with the instructions from its security holders.

Limitation of Trustees' Liability.  The Declaration of Trust provides that a Trustee will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his duties involved in the conduct of his office.

Shareholder Liability.  Under Delaware law, shareholders could, under certain circumstances, be held personally liable for the obligations of a Trust.  However, the Declaration of Trust states that no shareholder shall be personally liable for the debts, liabilities, obligations and expense incurred by, contracted for, or otherwise existing with respect to the Trust and provides that notice of such disclaimer may be given in each agreement, obligation, or instrument entered into or executed by the Trust or the
Trustees.  The Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder.
Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is generally limited to the circumstances in which the Trust would be unable to meet its obligations.

FUND POLICIES, SECURITIES, PRACTICES AND RISKS

FUNDAMENTAL INVESTMENT POLICIES

            The Trust has adopted the fundamental investment policies set forth below which may not be changed without the vote of a “majority of the outstanding voting securities” of the Trust, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  In some cases, an explanation beneath a fundamental policy describes the Trust’s practices with respect to that policy, as allowed by current law.  If the law governing a policy changes, the Trust’s practices may be changed accordingly without a shareholder vote.  Unless otherwise stated, all references in this section to the assets of the Trust are in terms of current market value.

Diversification.  The Trust may not make any investment that is inconsistent with its classification as a diversified investment company under the 1940 Act.

            Further Explanation of Diversification Policy:  To remain classified as a diversified investment company under the 1940 Act, the Trust must conform with the following: With respect to
75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. The 5% and 10% limitations do not apply to (1) a Trust’s assets represented by cash or cash equivalents, (2) investments in securities issued or guaranteed by the United States (U.S.) government or its agencies or instrumentalities, and (3) shares of other investment companies.

            Concentration.  The Trust may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities).

            Further Explanation of Concentration Policy:  The Trust may not invest more than 25% of its total assets in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. government, any state or territory of the United States, or its agencies, instrumentalities, or political subdivisions).

            Issuing Senior Securities.  Except as permitted under the 1940 Act, the Trust may not issue senior securities.

Borrowing.  The Trust may not borrow money, except to the extent permitted by applicable law.

            Further Explanation of Borrowing Policy:  Under the 1940 Act generally, the Trust may borrow from banks in an amount up to 33 1/3% of its total assets (including amounts borrowed) for any reason, and the Trust may also borrow up to an additional 5% of its total assets from banks or others for temporary or emergency purposes.  The Trust may also borrow from certain other Evergreen funds pursuant to applicable exemptive relief, within the limitations described above.

            Underwriting.  The Trust may not underwrite securities of other issuers, except insofar as the Trust may be deemed to be an underwriter in connection with the disposition of its portfolio securities.

            Real Estate.  The Trust may not purchase or sell real estate, except that, to the extent permitted by applicable law, the Trust may invest in (a) securities that are directly or indirectly secured by real estate, or (b) securities issued by issuers that invest in real estate.

Further Explanation of Real Estate Policy:  The Trust may acquire or dispose of real estate or interests in real estate acquired through the exercise of its rights as the holder of debt obligations secured by real estate or interests therein.

            Commodities.  The Trust may not purchase or sell commodities or contracts on commodities, except to the extent that the Trust may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act.

            Lending.  The Trust may not make loans to other persons, except that the Trust may lend its portfolio securities or cash in accordance with applicable law.  The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

            Further Explanation of Lending Policy:  To generate income and offset expenses, the Trust may lend portfolio securities to broker-dealers and other financial institutions in an amount up to 33 1/3% of its total assets.  While securities are on loan, the borrower will pay the Trust any income accruing on the security.  The Trust may invest any collateral it receives in additional portfolio securities, such as U.S. Treasury notes, certificates of deposit, other high-grade, short-term obligations or interest bearing cash equivalents.  Increases or decreases in the market value of a security lent will affect the Trust and its shareholders.

            When a Trust lends its securities, it will require the borrower to give the Trust collateral in cash, cash equivalents or government securities.  The Trust will require collateral in an amount equal to at least 100% of the current market value of the securities lent, including accrued interest.  The Trust has the right to call a loan and obtain the securities lent any time on notice of not more than five business days.  The Trust may pay reasonable fees in connection with such loans.

            The funds in the Evergreen Select Equity Trust, Evergreen Select Fixed Income Trust (except Evergreen Adjustable Rate Fund), Evergreen Equity Trust and Evergreen Fixed Income Trust have the ability to lend cash to other Evergreen funds, in accordance with Evergreen’s Interfund Lending Policy and with the exemptive order issued by the Securities and Exchange Commission on November 20, 2001 (Rel. No. 25217-812-11592).

ADDITIONAL SECURITIES PRACTICES AND RISKS

The Trust is a fund-of-funds which allocates its assets among mutual funds (the “underlying funds”) managed by Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”). The underlying funds may be invested in both U.S. and foreign equity and debt securities, and, from time to time, other alternate asset classes. Through its investment in the underlying funds, the Trust may be invested in a wide range of investments. For a further description of each underlying fund's investment objective and principal strategies and risks, as well as a description of each underlying fund's benchmark, see
"Underlying Funds" below. The following describes other securities the Trust may purchase and investment strategies it may use, other than investment in the underlying funds.

ADDITIONAL INFORMATION ON SECURITIES AND INVESTMENT PRACTICES

The private placement memorandum describes the Trust’s investment goal and the securities in which it primarily invests.  The following describes other securities the Trust may purchase and investment strategies it may use.  Some of the information below may not apply to the Trust.

Money Market Instruments.  The Trust may invest up to 100% of its assets in high-quality money market instruments, such as notes, certificates of deposit, commercial paper, banker’s acceptances, bank deposits or U.S. government securities if, in the opinion of the investment advisor, market conditions warrant a temporary defensive investment strategy.

U.S. Government Agency Securities.  The Trust may invest in securities issued or guaranteed by U.S. Government agencies or instrumentalities.

            In general, securities issued by U.S. Government-sponsored entities are backed only by (i) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities or (ii) the credit of the agency or instrumentality issuing the securities or guaranteeing the obligations.  Generally, the U.S. Government agencies issuing these securities, although chartered or sponsored by Congress, are not funded by congressional appropriations and the securities issued by them are neither guaranteed nor insured by the U.S. Government or U.S. Treasury.  This means that, in most cases, securities issued or guaranteed by U.S. Government agencies are supported only by the credit of the issuing agency, standing alone.  One important exception is securities issued and guaranteed by the Government National Mortgage Association, which are backed by the full faith and credit of the U.S. Government.

            Some examples of government agencies and instrumentalities that do not receive financial support from the U.S. Government or U.S. Treasury and whose securities and obligations are supported only by the credit of the issuing agency include the following:

(i)   Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks and Banks for Cooperatives;

(ii)   Farmers Home Administration;

(iii)  Federal Home Loan Banks;

(iv)  Federal Home Loan Mortgage Corporation;

Federal National Mortgage Association; and

Student Loan Marketing Association.

Securities Issued by the Government National Mortgage Association (GNMA). The Trust may invest in securities issued by the GNMA, a corporation wholly owned by the U.S. Government.  GNMA securities or "certificates" represent ownership in a pool of underlying mortgages.  The timely payment of principal and interest due on these securities is guaranteed by GNMA.

            Unlike conventional bonds, the principal on GNMA certificates is not paid at maturity but over the life of the security in scheduled monthly payments.  While mortgages pooled in a GNMA certificate may have maturities of up to 30 years, the certificate itself will have a shorter average maturity and less principal volatility than a comparable 30‑year bond.

            The market value and interest yield of GNMA certificates can vary due not only to market fluctuations, but also to early prepayments of mortgages within the pool.  Since prepayment rates vary widely, it is impossible to accurately predict the average maturity of a GNMA pool.  In addition to the guaranteed principal payments, GNMA certificates may also make unscheduled principal payments resulting from prepayments on the underlying mortgages.

Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, they may be less effective as a means of locking in attractive long‑term rates because of the prepayment feature.  For instance, when interest rates decline, prepayments of the underlying mortgages are likely to increase as the holders of the underlying mortgages seek refinancing.   As a result, the value of a GNMA certificate is not as likely to rise as the value of a comparable debt security would in response to the same decline.  In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price compared to its par value, which may result in a loss.

POLICY FOR DISSEMINATION OF PORTFOLIO HOLDINGS

            A complete listing of portfolio holdings for the Trust as of the calendar quarter end will be available to the public approximately 15 calendar days after the calendar quarter end.
Such listing will be posted to EvergreenInvestments.com as soon after the 15 days as possible.   The Trust may also from time to time post to EvergreenInvestments.com more current portfolio holdings information as of a specified date.

            Except as described below, no other dissemination of portfolio holdings is allowed to any shareholder, potential shareholder or party external to Evergreen except those disclosed below and disseminations (i) required by law, (ii) to affiliated or unaffiliated service providers (including the investment advisor, custodian, transfer agent, principal underwriter, etc.) that have a legal or contractual duty to keep such information confidential, (iii) to other persons who owe a fiduciary or other duty of trust or confidence to the Trust (such as the Trust's legal counsel and independent registered public accounting firm), or (iv) to institutional investment consultants or mutual fund analytical firms and, in such cases, only where there are signed confidentiality agreements in place.  Institutional investment consultants are those organizations who utilize fund holdings data and characteristics such as beta, P/E ratio, etc. to screen investment vehicles for their large, institutional clients.  These consultants typically compare the Trust against other investment firms’ products to see which is most suitable for the clients.  In presentations to clients, these consultants will sometimes provide data regarding the
Funds and how they compared to products of other investment advisors.  The confidentiality agreements applicable to these situations preclude these firms from providing any client with holdings data until the 15th calendar day after quarter end when the data is available to the public.

            This policy applies to affiliates of Evergreen such as Wachovia Trust and Wachovia Securities.   Officers of the Funds may authorize disclosure of the Trust’s portfolio securities in accordance with this policy.  The Trust’s Board reviewed this policy and has designated a chief compliance officer to be responsible for monitoring compliance with the policy.  The chief compliance officer reports directly to the Board.

            As of the date of this SAI, the Trust had ongoing arrangements with the following recipients to make available non-public portfolio holdings information relating to the Trust:

 Recipient

 Purpose

 Timing

 State Street Bank and Trust Company

 Trust’s custodian, tax service provider

 Daily

 KPMG LLP

 Trust’s independent registered public accounting firm

 As necessary in connection with financial statements and SEC filings

 Evergreen Investment Services, Inc.

 Trust’s distributor

 Daily

 Evergreen Service Company, LLC

 Trust’s transfer agent

 Quarterly

 EIMC

 Trust’s administrator

 Daily

 GMO

 Trust’s investment advisor

 Daily

 Moody's Investor Services, Inc.

 Provides rating services for the Trust

 Weekly

 Capital Access International

 Analytical

 Monthly

 Lipper

 Analytical

 Monthly

 Northern Trust Company

 Analytical

 Monthly

 Thomson Financial, Inc.

 Analytical

 Monthly

 Wachovia Fiduciary Compliance

 Compliance Filings

 Quarterly

 Evare, LLC

 Financial data reconciliation

 Daily

            Once portfolio holdings information is made public, there are no restrictions on providing the data to any shareholder or other party.

Code of Ethics

The Trust, its principal underwriter and its various investment advisors have each adopted a code of ethics pursuant to the requirements of Rule 17j-1 of the 1940 Act (“Code of Ethics”).  Each of these Codes of Ethics permits Fund personnel to invest in securities, including securities that may be purchased or held by the Fund, for their own accounts subject to certain restrictions and conditions and is on file with, and available from, the SEC.

UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may indirectly invest, which are managed by Grantham, Mayo, Van Otterloo & Co. LLC (“GMO” or the “Manager”).The summaries are based solely on information provided in the prospectus or private placement memorandum or SAI of each underlying fund, as filed with the Securities and Exchange Commission.  Following the summaries is a list of definitions of each underlying fund’s benchmark. These summaries are qualified in their entirety by reference to the prospectus or private placement memorandum and SAI of each underlying fund.

            The principal risks of each GMO fund are identified in the summaries below under “Principal Risks.” Certain of the risks are described under "Overview of Fund
Risks" and "Risk Factors" in the Trust’s private placement memorandum. In addition, following are descriptions of other risks identified below:

Non-Diversification Risk

Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. Funds that are not "diversified" investment companies within the meaning of the 1940
Act are allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with their investment strategies or techniques may be more pronounced than if they were
"diversified."

Management Risk

A fund is subject to management risk if it relies on the Manager's ability to achieve its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the funds, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The funds generally do not attempt to time the market and instead generally stay fully invested in the relevant asset class, such as domestic equities, foreign equities, or emerging country debt. A fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause a fund's performance to differ from that of its benchmark. In those cases, a fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

Focused Investment Risk

Geographic, industry, or company diversification can reduce overall risk, and concentration of investments in a limited number of countries, geographic regions, or companies or in industries with high positive correlations to one another can increase overall risk.  Therefore, funds whose investments are focused in particular countries, regions, or companies or in industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) should only be considered as part of a diversified portfolio that includes other investments.

A fund that focuses its investments in securities of issuers in industries with high positive correlations to one another may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. Fixed income funds for which the risks associated with asset-backed securities are particularly pronounced are subject to this risk because of their direct or indirect exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans).

Similarly, funds that invest a significant portion of their assets in investments tied economically to a particular geographic region or foreign country have more exposure to regional and country economic risks than funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent a fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.  A fund that invests a significant portion of its assets in the securities of a relatively few companies is particularly exposed to adverse developments affecting those companies.

Liquidity Risk

A fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit the fund's ability to sell particular securities or close out derivative positions at an advantageousprice. All of the GMO funds are subject to liquidity risk. Funds with principal investment strategies that involve the use of derivatives (in particular over-the-counter derivatives) and/or investment in securities of companies with smaller market capitalizations, foreign securities (in particular emerging country securities), or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. These types of investments, including derivatives, are more likely to be fair valued. Liquidity risk also may exist when a fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

This risk is particularly pronounced for funds which primarily invest in sovereign debt of emerging countries that is typically less liquid than the debt securities in its benchmark.  This risk is also particularly pronounced for funds which make (or may make) investments in emerging country securities that are not widely traded and that may be subject to purchase and sale restrictions and in securities of companies with smaller market capitalizations that may trade less frequently and in lesser
quantities than more widely held securities.   In addition, each of GMO Emerging Markets Fund and GMO Emerging Countries Fund may buy securities that are less liquid than those in its benchmark.  In addition, GMO Short-Duration Collateral Share Fund invests substantially all of its assets, and many GMO Fixed Income  Funds invest a substantial portion of their assets, in GMO Short-Duration Collateral Fund.  GMO Short-Duration Collateral Fund, in turn, invests in high quality fixed income securities, in particular asset-backed securities, that may be less liquid than the securities in the funds' benchmark.  As a result the funds' underlying investments may not be as liquid as those of other high quality fixed income funds.Furthermore, since 2007 certain mortgage-backed and other asset-backed securities have experienced limited liquidity. There can be no assurance that the market will, in the future, become more liquid with respect to such securities and it may well continue to be volatile for the foreseeable future.

Real Estate Risk

Because a fundamental policy of the GMO Real Estate Fund is to concentrate its assets in real-estate related investments, the value of the fund's portfolio can be expected to change in light of factors affecting the real estate industry, and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The value of real-estate related investments also may be affected by changes in interest rates and social and economic trends. REITs are also subject to cash flow dependency, defaults by borrowers, self-liquidation, and the risk of failing to qualify for special tax treatment accorded REITs under the Internal Revenue Code of 1986, and/or to maintain exempt status under the 1940 Act.

Currency Risk

Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of a fund's investments. Currency risk includes both the risk that currencies in which a fund's investments are traded and/or in which a fund receives income, or currencies in which a fund has taken an active investment position, will decline in value relative to the U.S. dollar. In the case of hedging positions, currency risk includes the risk that the U.S. dollar will decline in value relative to the foreign currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including changes in supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political developments in the U.S. or abroad.

Many of the funds hedge currencies by entering into derivatives with respect to a currency whose value is expected to correlate to the value of a currency the fund owns, wants to own, or is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the fund could lose money on its holding of a particular currency and also lose money on the hedge. Many of the funds also take active currency positions and hedge the currency exposure of the securities in which they have invested. As a result, their currency exposure may differ (in some cases significantly) from the currency exposure of those securities.

All funds with foreign currency holdings and/or that invest or trade in securities denominated in foreign currencies or related derivatives may be adversely affected by changes in foreign currency exchange rates. Currency risk is particularly pronounced for funds which, for investment purposes, regularly enter into derivative foreign currency transactions and take active long and short currency positions through exchange-traded and over-the-counter foreign currency derivatives. Foreign currency derivatives (such as futures, forwards, options and swaps) may involve leverage risk in addition to currency risk. In addition, consistent with industry practice, obligations of counterparties to some or all currency transactions may not be secured by collateral, which increases counterparty risk.

Short Sales Risk

A fund may seek to hedge investments or realize additional gains through short sales.  A fund may make short sales "against the box," meaning the fund may make short sales while owning or having the right to acquire, at no added cost, securities identical to those sold short.  A fund incurs transaction costs, including interest, when opening, maintaining, and closing short sales against the box.  Short sales against the box protect a fund against the risk of loss in the value of a portfolio security to the extent a decline in value of the security is offset by a corresponding gain in the short position.  However, any potential gains in the value of the security would be wholly or partially offset by a corresponding loss in the short position.

In addition, in implementing its principal investment strategies, GMO Alpha Only Fund may engage in short sales that are not against the box (i.e., short sales of securities that the fund does not own) in accordance with the provisions of the 1940 Act.  To do so, the fund typically borrows a security from a broker and sells it to a third party.  This type of short sale exposes GMO Alpha Only Fund to the risk that it will be required to acquire, convert, or exchange securities to replace the borrowed securities at a time when the securities sold short have appreciated in value, thus resulting in a loss to the fund.  If the fund engages in short sales of securities it does not own, it may have to pay a premium to borrow the securities and must pay to the lender any dividends or interest paid on the securities while they are borrowed.  When making this type of short sale, the fund must segregate liquid assets in an amount equal to the current market value of the security sold short.  Short sales of securities the fund does not own involve a form of investment leverage and the amount of the fund's potential loss is theoretically unlimited.  Accordingly, GMO Alpha Only Fund may be subject to increased leveraging risk and other investment risks described in this section as a result of engaging in short sales of securities it does not own.

Portfolio Transactions

In certain cases, the Manager may identify investment opportunities that are suitable for the underlying funds and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member ("GMO Private Funds").  In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of an underlying fund.  To help manage this potential conflict, the Manager has developed and reviewed with GMO Trust’s Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings ("IPOs") and other limited offerings that takes into account the needs and objectives of each underlying fund and the other GMO clients.  One of the Private Funds to be managed by GMO’s Emerging Markets Division, the GMO Emerging Illiquid Fund L.P. (“EIF”), focuses on less liquid investments.  Consequently, certain types of investments, initially including securities of companies with smaller market capitalizations, IPOs and private placements with smaller offering sizes and other less liquid investments will, within the Emerging Markets Division, ordinarily be allocated 100% to EIF as opposed to other Emerging Markets strategies (including GMO Emerging Markets Fund).  In other cases, the GMO Emerging Markets strategies (including GMO Emerging Markets Fund) and EIF will receive an allocation of limited investments that are suitable for each, but the GMO Emerging Markets strategies (including GMO Emerging Markets Fund) may receive an allocation of such investments less than would be the case if the allocation were pro rated by assets.  As a result, there may be cases where EIF receives an allocation of a specific limited opportunity greater than would be the case if the allocation were pro rated by assets. Similar issues may arise with respect to the disposition of such securities EIF receives.  In general, the Emerging Markets
Division and other GMO Divisions divide IPOs between themselves pro rata based upon indications of interest.

Unless otherwise specified in a fund’s prospectus, private placement memorandum, or statement of additional information, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve a fund’s investment objective (e.g., the fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Portfolio turnover is not a principal consideration when the Manager makes investment decisions for a fund. Based on its assessment of market conditions, the Manager may trade a fund’s investments more frequently at some times than at others. High turnover rates may adversely affect a fund’s performance by generating additional expenses and may result in additional taxable income for its shareholders.

GMOU.S. EQUITY FUNDS

GMO U.S. CORE EQUITY FUND

Investment Objective: GMO U.S. Core Equity Fund (“U.S. Core Equity Fund”) seeks high total return.  U.S. Core Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: U.S. Core Equity Fund typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar market capitalizations.  Under normal circumstances, U.S. Core Equity Fund invests at least 80% of its assets in equity investments tied economically to the U.S.

The Manager uses proprietary quantitative models to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive
market sentiment.   In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for U.S. Core Equity Fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization.  The factors considered and the models used by the Manager may change over time.

U.S. Core Equity Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent U.S. Core Equity Fund takes temporary defensive positions, it may not achieve its investment objective.  In pursuing its investment objective, U.S. Core Equity Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark:  U.S. Core Equity Fund's benchmark is the S&P 500 Index.

Principal Risks:Stock Market Risk is a principal risk of an investment in U.S. Core Equity Fund.  Other principal risks of an investment in U.S. Core Equity Fund include, Investment Style Risk, Derivatives
Risk, Credit Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO U.S. QUALITY EQUITY FUND

Investment Objective: GMO U.S. Quality Equity Fund (“Quality Fund”) seeks high total return.  Quality Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Quality Fund typically makes equity investments in companies that issue stocks included in the S&P 500 Index, a U.S. stock index, and in companies with similar market capitalizations.  Under normal circumstances, Quality Fund invests at least 80% of its assets in equityinvestments tied economically to the U.S. Quality Fund may hold fewer than 100 stocks.

The Manager uses proprietary models to evaluate an issuer’s quality based on several factors, including, but not limited to, expected earnings volatility (as measured by the volatility of profitability), profits
(return on equity), and operational and financial leverage (fixed operating costs and total outstanding debt, each in relation to equity).

The Manager also uses proprietary quantitative models to identify stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) and/or stocks it believes have improving fundamentals.  In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for Quality Fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models usedby the Manager may change over time.

Quality Fund reserves the right to make tactical allocations of up to 20% of its net assets to investments in cash and cash equivalents.  In pursuing its investment objective, Quality Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives);
and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark:  Quality Fund’s benchmark is the S&P 500 Index.

Principal Risks: Principal risks of an investment in Quality Fund include Stock Market Riskand Non-Diversification Risk.  Other principal risks of an investment in Quality Fund include Investment Style Risk, Derivatives Risk, Credit Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk.

GMO U.S. INTRINSIC VALUE FUND

Investment Objective: GMO U.S. Intrinsic Value Fund (“U.S.Intrinsic Value Fund”) seeks long-term capital growth.  U.S.Intrinsic Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies:  U.S. Intrinsic Value Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000® Index, a U.S.
stock index, and in companies with similar market capitalizations.  Under normal circumstances, U.S. Intrinsic Value Fund invests at least 80% of its assets in investments tied economically to the U.S.

The Manager uses proprietary quantitative models to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for U.S. Intrinsic Value Fund’s portfolio.The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

U.S. Intrinsic Value Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents.  To the extent U.S. Intrinsic Value Fund takes temporary defensive positions, it may not achieve its investment objective.  In pursuing its investment objective, Intrinsic Value Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark:  U.S. Intrinsic Value Fund's benchmark is the Russell 1000® Value Index.

Principal Risks: Principal risks of an investment in U.S. Intrinsic Value Fund include Stock Market Risk, and Investment Style Risk.  Other principal risks of an investment in U.S. Intrinsic Value Fund include Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder
Risk

GMO U.S. GROWTH FUND

Investment Objective: GMO U.S. Growth Fund (“U.S. Growth Fund”) seeks long-term capital growth. U.S. Growth Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies:  U.S.Growth Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 1000® Index, a
U.S. stock index, and in companies with similar market capitalizations. Under normal circumstances, U.S. Growth Fund invests at least 80% of its assets in investments tied economically to the U.S.

The Manager uses proprietary quantitative models to identify stocks it believes (i) have improving fundamentals, (ii) have positive market sentiment, and/or (iii) are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value). In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for U.S. Growth Fund’s portfolio. The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and models used by the Manager may change over time.

U.S.Growth Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents.  To the extent U.S. Growth Fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment strategy, U.S. Growth Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: U.S. Growth Fund's benchmark is the Russell 1000® Growth Index.

Principal Risks: Principal risks of an investment in U.S. Growth Fund include Stock Market Risk and Investment Style Risk.  Other principal risks of an investment in U.S. Growth Fund include Derivatives Risk, Credit Risk,Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO REAL ESTATE FUND

Investment Objective: GMO Real Estate Fund (“Real Estate Fund”) seeks high total return. Real Estate Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Real Estate Fund typically makes equity investments in U.S. companies that issue stocks included in the MSCI U.S. REIT Index, and in companies with similarcharacteristics. The Fund has a fundamental policy to concentrate its investments in real estate-related investments. Under normal circumstances, Real Estate Fund will invest at least 80% of its assets in real estate investment trusts ("REITs”)and other real estate-related investments.

REITs are managed vehicles that invest in real estate or real estate-related investments. For purposes of the GMO Trust Prospectus, the term "real estate-related investments" includes REITs and companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, construction, management or sale of real estate, (ii) real estate holdings, or (iii) products or services related to the real estate industry.

The Manager uses proprietary quantitative models to identify stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), and/ or stocks it believes have improving fundamentals. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for Real Estate Fund’s portfolio.The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, and industry and sector weights. The factors considered and the models used by the Manager may change over time.

Real Estate Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents.  To the extent Real Estate Fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment objective, Real Estate Fund may (but is not obligated to) use a wide-variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: Real Estate Fund's benchmark is the MSCI U.S. REIT Index (formerly the Morgan Stanley REIT Index).

Principal Risks: Principal risks of an investment in Real Estate Fund include Real Estate Risk, Stock Market Risk, and Focused Investment Risk.  Other principal risks of an investment in Real Estate Fund include Derivatives Risk,
Investment Style Risk, Credit Risk, Market Capitalization Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO U.S. SMALL/MID CAP VALUE FUND

Investment Objective: GMO U.S. Small/Mid Cap Value Fund (“Small/Mid Cap Value Fund”) seeks long-term capital growth. Small/Mid Cap Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Small/Mid Cap Value Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500® Index, a U.S. stock index, and in companies with similar market capitalizations (“small- and mid -cap companies”). Under normal circumstances, Small/Mid Cap Value Fund invests at least 80% of its assets in investments in small- and mid -cap companies tied economically to the U.S.

The Manager uses proprietary quantitative models to identify small- and mid-cap company stocks it believes (i) are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for Small Mid/Cap Value Fund’s portfolio.The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

Small/Mid Cap Value Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents.  To the extent Small/Mid Cap Value Fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment objective, Small/Mid Cap Value Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: Small/Mid Cap Value Fund’s benchmark is the Russell 2500® Value Index.

Principal Risks: Principal risks of an investment in Small/Mid Cap Value Fund include Stock Market Risk,Market Capitalization Risk, and Investment Style Risk.  Other principal risks of an investment in Small/Mid Cap Value Fund include Derivatives Risk, Credit Risk, Liquidity Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk.

GMO U.S. SMALL/MID CAP GROWTH FUND

Investment Objective: GMO U.S. Small/Mid Cap Growth Fund (“Small/Mid Cap Growth Fund”) seeks long-term capital growth. Small/Mid Cap Growth Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Small/Mid Cap Growth Fund typically makes equity investments in U.S. companies that issue stocks included in the Russell 2500 Index, a
U.S. stock index, and in companies with similar market capitalizations (“small- and mid -cap companies”). Under normal circumstances, Small/Mid Cap Growth Fund invests at least 80% of its assets in investments in small and mid-cap companies tied economically to the U.S.

The Manager uses proprietary quantitative models to identify small- and mid-cap company stocks it believes (i) have improving fundamentals, (ii) have positive market sentiment, and/or (iii) are undervalued (generally, stocks the Manager believes trade at prices below what the Manager believes to be their fundamental value). In addition, the Manager may, from time to time, employ fundamental investment techniques in selecting stocks for Small/Mid Cap Growth Fund’s portfolio.The Manager also uses proprietary techniques to adjust the portfolio for other factors such as position size, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

Small/Mid Cap Growth Fund generally seeks to be fully invested and normally doesnot take temporary defensive positions through investment in cash and cash equivalents.  To the extent Small/Mid Cap Growth Fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment objective, Small/Mid Cap Growth Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, to: (i) hedge equity exposure; (ii) replace direct investing (e.g., creating investment exposure through the use of futures contracts or other types of derivatives); and/or (iii) manage risk by implementing shifts in investment exposure.

Benchmark: The benchmark of Small/Mid Cap Growth Fund is the Russell 2500® Growth Index.

Principal Risks: Principal risks of an investment in the Small/Mid Cap Growth Fund include Stock Market Risk, Market Capitalization Risk, and Investment Style Risk.  Other
principal risks of an investment in the Small/Mid Cap Growth Fund include Derivatives Risk, Credit Risk, Liquidity Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO FIXED INCOME FUNDS

GMO DOMESTIC BOND FUND

Investment Objective: GMO Domestic Bond Fund (“Domestic Bond Fund”) seeks total returnin excess of that of its benchmark.

Principal Investment Strategies: Under normal circumstances, Domestic Bond Fund invests at least 80% of its assets in bonds tied economically to the U.S.  Domestic Bond Fund invests:

a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (which primarily invests in high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in U.S. investment-grade bonds, including asset-backed securities and U.S. government securities (including securities neither guaranteed nor insured by the U.S. government);and in derivatives (including synthetic debt instruments) whose value is related to U.S. investment-grade bonds.

Domestic Bond Fund also may invest a portion of its assets in foreign bonds and lower-rated securities.

The Manager employs fundamental investment techniques to identify bonds the Manager believes are undervalued. The Manager considers issue-specific risk in the selection process.

The Manager normally seeks to cause the duration of Domestic Bond Fund to approximate that of its benchmark. (4.7 years as of 5/31/08). Some investors mayinvest in Domestic Bond Fund for short-term purposes (e.g., pending investment in another GMO fund), causing the Domestic Bond Fund to incur higher transaction costs.

Benchmark: Domestic Bond Fund's benchmark is the Lehman Brothers U.S. Government Index.

Principal Risks: Principal risks of an investment in Domestic Bond Fund includeLiquidity Risk, Interest Rate Risk, Derivatives Risk, and Focused Investment Risk.   Other principal
risks of an investment in Domestic Bond Fund include Fund-of-Funds Risk, Leverage Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO CORE PLUS BOND FUND

Investment Objective: GMO Core Plus Bond Fund (“Core Plus Bond Fund”) seeks total returnin excess of that of its benchmark.

Principal Investment Strategies: Core Plus Bond Fund typically invests in bonds included in the Core Plus Bond Fund's benchmark and in securities and instruments with similar characteristics.
Core Plus Bond Fund seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, Core Plus Bond Fund invests at least 80% of its assets in bonds.

The Manager may implement its strategies (i) directly by purchasing U.S. and foreign bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, Core Plus Bond Fundmay invest:

a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for Core Plus Bond Fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in futures contracts, currency options, currrency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets);

in U.S. and foreign investment-grade bonds, including U.S. and foreign government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government) and foreign governments, corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

to a significant extent in credit default swaps to seek to replicate the returns of the Fund's benchmark and/or to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers.

in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and

up to 5% of the Fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investments in shares of GMO Emerging Country Debt Fund.

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency market, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Core Plus Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets.

The Manager normally seeks to maintain Core Plus Bond Fund’s portfolio duration within +/- 2 years of the benchmark’s duration (4.7 years as of 5/31/08).

Benchmark: Core Plus Bond Fund's benchmark is the Lehman Brothers U.S. Aggregate Index.

Principal Risks: Principal risks of an investment in Core Plus Bond Fund include Interest Rate Risk, Liquidity Risk , Foreign Investment Risk, Derivatives Risk, and Credit Risk.  Other principal risks of an investment in Core
Plus Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Currency Risk, Leverage Risk, Focused Investment Risk, Emerging Market Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL BOND FUND

Investment Objective: GMO International Bond Fund (“International Bond Fund”) seeks total returnin excess of that of its benchmark.

Principal Investment Strategies: International Bond Fund typically invests in bonds included in its benchmark and in securities and instruments with similar characteristics. International Bond Fund seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Undernormal circumstances, it invests at least 80% of its assets in bonds.

The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, International Bond Fund may invest:

a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for International Bond Fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in futures contracts, currency options, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets);

in investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S.
government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and

up to 5% of the Fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt
Fund.

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. International Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets.

The Manager normally seeks to maintain International Bond Fund’s portfolio duration within +/- 2 years of the benchmark’s duration (6.3 years as of 5/31/08).

Benchmark: International Bond Fund's benchmark is the JPMorgan Non-U.S. Government Bond Index.

Principal Risks: Principal risks of an investment in International Bond Fund include Interest Rate Risk,Currency Risk, Foreign Investment Risk, Derivatives Risk,
Liquidity Risk, and Credit Risk.  Other principal risks of an investment in International Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Leverage Risk, Focused Investment Risk, Emerging Market Risk,
Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO CURRENCY HEDGED INTERNATIONAL BOND FUND

Investment Objective: GMO Currency Hedged International Bond Fund (“Currency Hedged International Bond Fund”) seeks total returninexcess of that of its benchmark.

Principal Investment Strategies: Currency Hedged International Bond Fund typically invests in bonds included in its benchmark and in securities and instruments with similar characteristics.
Currency Hedged International Bond Fund seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, Currency Hedged International Bond Fund invests at least 80% of its assets in bonds.

The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives.  To do so, Currency Hedged International Bond Fund may invest:

a substantial portion of its assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for Currency Hedged International Bond Fund's synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in futures contracts, currency options, currency forwards, swap contracts and other types of derivatives(to gain exposure to the global interest rate and currency markets);

in investment-grade bondsdenominated in various currencies, including foreign and U.S.government securities and asset-backed securities issued byforeign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S.
government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and

up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment-grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt
Fund.

Currency Hedged International Bond Fund generally attempts to hedge at least 75% of its net foreign currency exposure into U.S. dollars.

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Currency Hedged International Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets.

The Manager normally seeks to maintain Currency Hedged International Bond Fund’s portfolio duration within+/- 2 years of the benchmark’s duration (6.5 years as of 5/31/08).

Benchmark: Currency Hedged International Bond Fund's benchmark is the JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan).

Principal Risks: Principal risks of an investment in Currency Hedged International Bond Fund include Interest Rate Risk, Foreign Investment Risk, Derivatives Risk, Liquidity
Risk, and Credit Risk. Other principal risks of an investment in Currency Hedged International Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Leverage Risk, Currency Risk, Focused Investment Risk, Emerging Market Risk, Market
Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO GLOBAL BOND FUND

Investment Objective: GMO Global Bond Fund (“Global Bond Fund”) seeks total returnin excess of its benchmark.

Principal Investment Strategies: Global Bond Fund typically invests in bonds included in the fund's benchmark and in securities and instruments with similar characteristics. Global Bond Fund seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, Global Bond Fund invests at least 80% of its assets in bonds.

The Manager may implement its strategies (i) directly by purchasing bondsdenominated in various currencies and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter
derivatives.   To do so, Global Bond Fund may invest:

a substantial portion of its assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for Global Bond Fund's synthetic positions through investments in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in futures contracts, currency options, currency forwards, swap contracts and other types of derivatives (to gain exposure to the global interest rate and currency markets);

in investment-grade bonds denominated in various currencies, including foreign and U.S. government securities and asset-backed securities issued by foreign governments and U.S. government agencies (including securities neither guaranteed nor insured by the U.S.
government), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through World Opportunity Overlay Fund's use of interest rate swaps and/or futures); and

up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investments in shares of GMO Emerging Country Debt
Fund).

The Manager employs fundamental and investment techniques and quantitative models to determine the relative values of interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Global Bond Fund takes active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets.

The Manager normally seeks to maintain the fund's portfolio duration within +/- 2 years of the benchmark's duration (6.1 years as of 05/31/08).

Benchmark: Global Bond Fund's benchmark is the JPMorgan Global Government Bond Index.

Principal Risks: Principal risks of an investment in Global Bond Fund include Interest Rate Risk, Currency Risk, Foreign Investment Risk, Derivatives Risk, Liquidity Risk, and Credit Risk. Other principal risks of an investment in
Global Bond Fund include Fund-of-Funds Risk, Non-Diversification Risk, Leverage Risk, Emerging Market Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING COUNTRY DEBT FUND

Investment Objective: GMO Emerging Country Debt Fund (“ECDF”) seeks total return in excess of that of its benchmark.

Principal Investment Strategies: ECDF invests primarily in sovereign debt of emerging countries, although it may also make investments in entities related to, but not guaranteed by emerging countries, or in entities wholly unrelated to emerging countries. Under normal circumstances, the ECDF invests at least 80% of its assets in debt investments tied economically to emerging countries. Such investments may be either direct or indirect. Direct investments involve the purchase of a debt instrument. Indirect investments involve the pairing of a derivative instrument with a high-quality cash investment to create an economic exposure similar to that of a direct investment. ECDF typically uses credit default swaps in this instance to gain the desired risk exposure, although ECDF may also purchase credit default swaps as a form of insurance against adverse credit events. Further, the related cash investment may include domestic or foreign fixed income securities, including asset-backed securities issued by governments and private issuers, directly or indirectly through the purchase of shares of the GMO Short Duration Collateral Fund. Generally, at least 75% of ECDF’s assets are denominated in, or hedged into, U.S. dollars. In pursuing its investment objective, ECDF also typically uses exchange-traded and over-the-counter (“OTC”) derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards, and futures.

The Manager emphasizes a "bottom-up" approach to examining and selecting investments, and uses analytical techniques to identify inefficiencies in the pricing of emerging country debt investments and to identify those the Manager believes are
undervalued.The assessment of the Manager also determines country allocations based on its fundamental outlook for a country.

The Manager normally seeks to cause the interest rate duration of ECDF’s portfolio to approximate that of its benchmark (7.3 years as of 5/31/08).

Benchmark: ECDF’s benchmark is the JPMorgan Emerging Markets Bond Index Global (EMBIG).

Principal Risks: Principal risks of an investment in ECDF include Interest Rate Risk, Foreign Investment Risk, Credit Risk, Derivatives Risk, Leverage Risk, and Liquidity Risk.  Other principal risks of an investment in ECDF include Focused Investment
Risk, Non-Diversification Risk, Emerging Market Risk, Currency Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO SHORT-DURATION INVESTMENT FUND

Investment Objective: GMO Short-Duration Investment Fund (“Short- Duration Investment Fund”) seeks to provide current income.

Principal Investment Strategies: Short-Duration Investment Fund seeks to provide current income to the extent consistent with the preservation of capital and liquidity. Short-Duration Investment Fund seeks to achieve this objective by investing a substantial portion of its assets in GMO Short Duration Collateral Fund (“SDCF”), which primarily invests in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers.  In addition, Short-Duration Investment Fund invests in high quality fixed income securities, which may include high quality asset-backed securities issued by private issuers, U.S. government and agency securities (including securities neither guaranteed nor insured by the U.S. government), corporate debt securities, money market instruments, prime commercial paper and master demand notes, and certificates of deposit, bankers’ acceptances and other bank obligations. Short-Duration Investment Fund also may enter into credit default swaps and repurchase agreements and use exchange-traded and over-the-counter derivatives, including futures contracts that may not be considered to be high quality due to the creditworthiness of the counterparties to these agreements. While Short-Duration Investment Fund makes investments in high quality fixed income securities, it may choose not to dispose of a security whose rating is lowered after purchase.

In selecting fixed income securities for Short-Duration Investment Fund's portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager employs fundamental investment techniques to identify the credit risk associated with investments in certain fixed income securities and based on such risk determination, makes its investment selections. The Manager normally seeks to maintain a duration of 365 days or less for Short-Duration Investment Fund's portfolio. Short-Duration Investment Fund may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives.  Short-Duration Investment Fund's dollar-weighted average portfolio maturity may be substantially longer than Short-Duration Investment Fund’s dollar-weighted average portfolio duration.

Short-Duration Investment Fund is not a money market fund and is not subject to the portfolio quality, maturity, and other requirements of money market funds.   Some investors may invest in Short-Duration
Investment Fund for short-term purposes (e.g., pending investment in another GMO fund), causing Short-Duration Investment Fund to incur higher transaction costs.

Benchmark: Short- Duration Investment Fund's current benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principal risks of an investment in Short-Duration Investment Fund include Liquidity Risk, Credit Risk, Focused Investment Risk, and Interest Rate Risk.  Other
principal risks of an investment in Short-Duration Investment Fund include Fund-of-Funds Risk, Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder
Risk.

GMO INFLATION INDEXED PLUS BOND FUND

Investment Objective: GMO Inflation Indexed Plus Bond Fund ("IIPBF") seeks total return in excess of that of its benchmark.

Principal Investment Strategies:  IIPBF primarily makes investments that are indexed or otherwise "linked" to general measures of inflation in the country of issue.  IIPBF seeks additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets.  Under normal circumstances, IIPBF invests at least 80% of its assets in inflation indexed bonds. For this purpose, "inflation indexed bonds" include instruments that are "linked" to general measures of inflation because their principal and/or interest components change with general movements of inflation in the country of issue.

The Manager may implement its strategies: (i) directly by purchasing inflation indexed bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded or over-the-counter derivatives. To do so, IIPBF may invest:

a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for IIPBF's synthetic positions, through investment in non-inflation indexed (or nominal) high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in inflation indexed bonds issued by the U.S. and foreign governments and their agencies and instrumentalities (including securities neither guaranteed nor insured by the U.S. government), including Inflation-Protected Securities issued by the U.S. Treasury
(TIPS), and inflation indexed bonds issued by corporations;

in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates, mainly through World Opportunity Overlay Fund's use of interest rate swaps);

in futures contracts, swap contracts, currency forwards, currency options, and other types of derivatives (to gain synthetic exposure to inflation indexed bonds and/or to global interest rate and currency markets);

up to 5% of the fund's total assets in sovereign debt of emerging countries (including below investment grade securities (also known as "junk bonds")), primarily through investment in shares of GMO Emerging Country Debt Fund;
and

in non-inflation indexed (or nominal) fixed income securities issued by the U.S. and foreign governments and their agencies or instrumentalities (including securities neither guaranteed nor insured by the U.S. government) and by corporations (to gain direct exposure to such securities and/or for use as part of a synthetic position).

The Manager seeks to identify investments that, in the opinion of the Manager, represent favorable values relative to their market prices.  The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets and to determine currency and interest rate exposures.  IIPBF takes active overweighted and underweighted positions in particular interest rate markets and currencies outside of those in its benchmark, including through the use of derivatives, adjusting its foreign currency exposure independently of its exposure to interest rate markets.

Benchmark: IIPBF's benchmark is the Lehman Brothers U.S. Treasury Inflation Notes Index.

Principal Risks: Principal risks of an investment in IIPBF include Interest Rate Risk, Liquidity Risk, Foreign Investment Risk, Derivatives Risk, and Credit Risk.  Other principal risks of an investment in IIPBF include
Fund-of-Funds Risk, Emerging Market Risk, Non-Diversification Risk, Currency Risk , Leverage Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO SHORT-DURATION COLLATERAL FUND

Investment Objective: GMO Short-Duration Collateral Fund (“SDCF”) seeks total return comparable to that of its benchmark.

Principal Investment Strategies: SDCF seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign adjustable rate fixed income securities with low volatility (although market changes may indirectly result in volatility). Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements.  SDCF also may use exchange-traded and over-the-counter ("OTC") derivatives, including swap contracts, futures contracts, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts. SDCF’s fixed income securities primarily have adjustable interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into adjustable rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features.   SDCF may hold fixed income securities whose ratings after they were acquired were reduced below investment grade.

In selecting fixed income securities for SDCF’s portfolio, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in particular fixed income securities and bases its investment decisions on that risk determination. .

The Manager normally seeks to maintain a duration of 365 days or less for SCDF’s portfolio.  SDCF’s dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average portfolio duration.

Benchmark: SDCF's benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principal risks of an investment in SDCF include Liquidity Risk, Credit Risk, Focused Investment Risk, Interest Rate Risk, Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Large
Shareholder Risk, and Management Risk.

GMO SHORT-DURATION COLLATERAL SHARE FUND

Investment Objective: GMO Short-Duration Collateral Share Fund seeks total return comparable to that of its benchmark.

Principal Investment Strategies: GMO Short-Duration Collateral Share Fund (“SDCSF”) invests substantially all of its assets in GMO Short-Duration
Collateral Fund ("SDCF"), another series of GMO Trust, (an arrangement often referred to as a "master-feeder" structure) and, to a limited extent, in cash and cash equivalents. Its investment objective and principal investment strategies, therefore, are identical to those of SDCF.  SDCF seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign adjustable rate fixed income securities with low volatility (although market changes may indirectly result in volatility). Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations.  In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements and repurchase agreements. May also use exchange-traded and over-the-counter derivatives, including swap contracts, futures contracts, options on futures, options on swaps (or "swaptions"), and other types of options, and forward currency contracts. SDCF's fixed income securities primarily have adjustable interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into adjustable rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction ratefeatures.  SDCF may  hold fixed income securities whose ratings after they were acquired were below investment grade.

            In selecting fixed income securities for SDCF's portfolio,the Manager focuses primarily on the securities’ credit quality. The Manager employs fundamental investment techniques to identify the credit risk associated with investments in certain fixed income securities and based on such risk determination, makes its investment selections.

The Manager normally seeks to maintain a duration of 365 days or less for SDCF’s portfolio.  SDCF’s dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average portfolio duration.

Some investors may invest in SDCSF for short-term purposes (e.g., pending investment in another GMO fund), causing SDCSF to incur higher transaction costs.  In addition, as a result of such short-term trading, SDCSF may hold more cash than other GMO funds and its performance may not match that of SDCF.

Benchmark: SDCSF's benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principal risks of an investment in SDCSF include Liquidity Risk, Credit Risk, Focused Investment Risk, and Interest Rate Risk. Other principal risks of an investment in SDCSF include Fund-of-Funds RisksDerivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and
Large Shareholder Risk.

GMO WORLD OPPORTUNITY OVERLAY FUND

Investment Objective: GMO World Opportunity Overlay Fund (“Overlay Fund”) seeks total return greater than that of its benchmark.

Principal InvestmentStrategies: Overlay Fund’s investment program has two principal components. One component of Overlay Fund's investment program involves the use of derivatives, primarily interest rate swap contracts and/or futures contracts, to seek to exploit misvaluations in world interest rates and to add value relative to Overlay Fund's benchmark. The other component of Overlay Fund's investment program involves making direct investments primarily in high quality U.S. and foreign adjustable rate fixed income securities, with low volatility (although market changes may indirectly result in volatility). Overlay Fund may also, from time to time, make tactical allocations to seek to add value to Overlay
Fund.

The Manager employs proprietary quantitative models to seek to identify and estimate the relative misvaluation of interest rates within and across world interest rate markets. In selecting fixed income securities, the Manager focuses primarily on the securities’ credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in particular fixed income securities and bases its investment decisions on that risk determination.

Benchmark:  Overlay Fund’s benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principal risks of an investment in Overlay Fund include Management Risk, Derivatives Risk, Leverage Risk, Interest Rate Risk, Credit Risk, Liquidity Risk, Focused Investment Risk, Non-Diversification Risk, Foreign Investment Risk, Market
Disruption and Geopolitical Risk, and Large Shareholder Risk.

GMO STRATEGIC FIXED INCOME FUND

Investment Objective: GMO Strategic Fixed Income Fund (“Strategic Fixed Income Fund”) seeks total return in excess of that of its benchmark.

Principal Investment Strategies: Strategic Fixed Income Fund typically invests in fixed income securities included in its benchmark and in securities and instruments with similar characteristics. Strategic Fixed Income Fund may seek additional returns by seeking to exploit differences in global interest rates and currency and emerging country debt markets. Under normal circumstances, Strategic Fixed Income Fund invests at least 80% of its assets in fixed income securities.

The Manager may implement its strategies: (i) directly by purchasing U.S. and foreign bonds and/or (ii) synthetically by combining cash or cash-like investments with exchange-traded and over-the-counter derivatives. To do so, Strategic Fixed Income Fund may invest:

a substantial portion of its total assets in shares of GMO Short-Duration Collateral Fund (to seek a return comparable to LIBOR for the fund’s synthetic positions through investment in high quality U.S. and foreign adjustable rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers);

in futures contracts, currency options, currency forwards, swap contracts, interest rate options, swaps on interest rates, and other types of derivatives;

in U.S. and foreign investment-grade bonds, including U.S. and foreign government securities and asset-backed securities issued by U.S. government agencies (including securities neither guaranteed nor insured by the U.S. government), and foreign governments, corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers;

in shares of GMO World Opportunity Overlay Fund (to exploit differences in global interest rates or to seek exposure to specific tactical interest rate and other strategies, mainly through GMO World Opportunity Overlay Fund’s use of interest rate swaps and/or futures); and

up to 5% of the fund’s total assets in sovereign debt of emerging countries (including below investment grade securities (also known as “junk bonds”)), primarily through investment in shares of GMO Emerging Country Debt Fund .

The Manager employs fundamental investment techniques and quantitative models to determine the relative values of the interest rate and currency markets, to determine currency and interest rate exposures, and to identify investments the Manager believes are undervalued or may provide downside protection. Strategic Fixed Income Fund may take active overweighted and underweighted positions in particular interest rate markets and currencies relative to its benchmark, using derivatives and other instruments to adjust its foreign currency exposure independently of its exposure to interest rate markets.

The Manager seeks to maintain the fund’s portfolio duration within +/- 2 years of the benchmark's duration. The Manager may, in the future, depending on the Manager’s assessment of interest rate conditions, change the fund’s benchmark to another nationally recognized debt index with a duration between 90 days and 15 years.

Benchmark: Strategic Fixed Income Fund’s benchmark is the JPMorgan U.S. 3 Month Cash Index.

Principal Risks: Principal risks of an investment in Strategic Fixed Income Fund include Interest Rate Risk, Currency Risk, Foreign Investment Risk, Derivatives Risk and Credit Risk. Other principal risks of an investment in Strategic Fixed Income Fund include Fund-of-Funds Risk, Non-Diversification Risk, Liquidity Risk, Leverage Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL EQUITY FUNDS

GMO INTERNATIONAL CORE EQUITY FUND

Investment Objective: GMO International Core Equity Fund (“International Core Equity Fund”) seeks high total return. International Core Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: International Core Equity Fund typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances,
International Core Equity Fund invests at least 80% of its assets in equity investments.

The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio.

In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining International Core Equity Fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment.

The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

International Core Equity Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents.  To the extent International Core Equity Fund takes temporary defensive positions, it may not achieve its investment objective.In pursuing its investment objective, International Core Equity Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. International Core Equity Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Core Equity
Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: International Core Equity Fund's benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East).

Principal Risks. Principal risks of an investment in International Core Equity Fund include Stock Market Risk, Foreign Investment Risk, and Currency Risk.  Other principal risks of an investment in International Core Equity Fund include Investment Style Risk, Derivatives Risk, Credit Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL INTRINSIC VALUE FUND

Investment Objective: GMO International Intrinsic Value Fund (“International Intrinsic Value Fund”) seeks high total return. International Intrinsic Value Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: International Intrinsic Value Fund typically makes equity investments in companies from developed countries, other than the U.S.

The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio.

In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes (i) are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. The Manager uses momentum measures to evaluate stocks that have been prescreened for value characteristics. In selecting countries in which to invest and determining International Intrinsic Value Fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment.

The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

International Intrinsic Value Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent International Intrinsic Value Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, International Intrinsic Value Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. International Intrinsic Value Fund’s foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International
Intrinsic Value Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: International Intrinsic Value Fund's benchmark is the S&P/Citigroup Primary Market Index (“PMI”) Europe, Pacific, Asia Composite (“EPAC”) Value Index.

Principal Risks: Principal risks of an investment in International Intrinsic Value Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, and Investment
StyleRisk.  Other principal risksof an investment in International Intrinsic Value Fundinclude Derivatives Risk, Credit Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO INTERNATIONAL GROWTH EQUITY FUND

Investment Objective: GMO International Growth Equity Fund (“International Growth Equity Fund”) seeks high total return. International Growth Equity Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: International Growth Equity Fund typically makes equity investments in companies from developed countries, other than the U.S. Under normal circumstances, International Growth Equity Fundinvests at least 80% of its assets in equity investments.

The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio.

When evaluating stocks, the Manager begins with a universe of stocks that are either included in International Growth Equity Fund’s growth-oriented benchmark or that are believed to have similar growth characteristics to such stocks.  When evaluating stocks, the Manager begins with a universe of stocks that are either included in the Fund’s growth-oriented benchmark or that are believed to have similar growth characteristics to such stocks. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes are (i) undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining International Growth Equity Fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment.

The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

International Growth Equity Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent International Growth Equity Fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment objective, International Growth Equity Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures, contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. International Growth Equity Fund’s foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Growth
Equity Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: International Growth Equity Fund’s benchmark is the S&P/Citigroup Primary Market Index (“PMI”) Europe, Pacific, Asia Composite (”EPAC”) Growth Index.

Principal Risks: Principal risks of an investment in International Growth Equity Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, and Investment Style Risk.  Other principal risks of an investment in
International Growth Equity Fund include DerivativesRisk, Credit Risk, Market CapitalizationRisk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO CURRENCY HEDGED INTERNATIONAL EQUITY FUND

Investment Objective: GMO Currency Hedged International Equity Fund (“Currency Hedged International Equity Fund”) seeks total return greater than that of its benchmark.

Principal Investment Strategies: Currency Hedged International Equity Fund is a fund of funds and invests primarily in other GMO funds. The Fund may invest in GMO
International Core Equity Fund, GMO International Intrinsic Value Fund, GMO International Growth Equity Fund, and GMO International Small Companies Fund (collectively, "underlying funds”). Under normal circumstances, Currency Hedged
International Fund invests at least 80% of its assets in equity investments.

The Manager allocates Currency Hedged International Equity Fund’s assets among the underlying funds based on its analysis of the relative attractiveness of value versus growth and large versus small market capitalization investing styles. The Manager uses proprietary quantitative models and fundamental judgment to measure the discount at which value stocks trade relative to growth stocksand large-cap stocks trade relative to small-cap stocks as well as to predict returns of these styles in the market.

The Manager looks at the underlying funds’ holdings to measure base currency exposure and then attempts to hedge at least 70% of the foreign currency exposure in the underlying funds’ investments relative to the U.S. dollar through the use of currency forwards and other derivatives. While Currency Hedged International Equity Fund’s benchmark is fully hedged, it may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Currency Hedged International Equity Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and other cash equivalents. To the extent the Fund takes temporary defensive positions, it may not achieve its investment objective.

Benchmark: Currency Hedged International Equity Fund’s benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged).

Principal Risks: Principal risks of an investment in Currency Hedged International Equity Fund include Stock Market Risk, Derivatives Risk, Foreign Investment Risk, and Fund-of-Funds Risk. Other principal risks of an investment in
Currency Hedged International Equity Fund include Investment Style Risk, Credit Risk, Currency Risk, Liquidity Risk, Non-Diversification Risk, Market Capitalization Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO FOREIGN FUND

Investment Objective: GMO Foreign Fund (“Foreign Fund”) seeks total return in excess of that of its benchmark.

Principal Investment Strategies: Foreign Fund typically makes equity investments in non-U.S. companies, including companies that issue stocks included in the MSCI international developed country universe (the universe of securities from which the MSCI EAFE Index is constructed) and companies in emerging countries. Under normal circumstances, Foreign Fund invests at least 80% of its assets in investments tied economically to countries outside the U.S.

Stock Selection – The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those that it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process.

Country selection – Foreign Fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager’s evaluation of the country’s fundamentals. Foreign Fund may significantly overweight or underweight its investment exposures in particular countries relative to Foreign Fund's benchmark.

Foreign Fund generally seeks to be fully invested and normally does not take temporary defensive positions, but may hold up to 10% of its total assets in cash and cash equivalents in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent Foreign Fund takes temporary defensive positions, it may not achieve its investment objective. Foreign Fund may make investments in emerging countries, but these investments generally will represent 10% or less of
Foreign Fund’s total assets. In pursuing its investment objective, Foreign Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including without limitation futures and options.

Benchmark: Foreign Fund's benchmark is the MSCI EAFE Index (Europe, Australasia, and Far East).

Principal Risks: Principal risks of an investment in Foreign Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk and Investment Style Risk.  Other principal risks of an investment in Foreign Fund include
Liquidity Risk, Credit Risk, Derivatives Risk, Market Capitalization Risk, Non-Diversification Risk, Emerging Market Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO FOREIGN SMALL COMPANIES FUND

Investment Objective: GMO Foreign Small Companies Fund (“Foreign Small Companies Fund”) seeks total return in excess of that of its benchmark.

Principal Investment Strategies: Foreign Small Companies Fund typically makes equity investments in companies located or doing business outside of the U.S. that are in the smallest 30% of companies in a particular country as measured by total float-adjusted market capitalization (“small companies”). Under normal circumstances, Foreign Small Companies Fund invests at least 80% of its assets in securities of small companies that are tied economically to countries outside the U.S. The market capitalization range of investments held by Foreign Small CompaniesFund is generally within the market capitalization range of companies in Foreign Small CompaniesFund’s benchmark. Depending upon the country, as of May 31, 2008, the market capitalization of the largest company (in a particular country) included within Foreign Small Companies Fund’s definition of small companies ranged from approximately $61.3 million (Netherlands) to $31 billion
(Switzerland) (based on exchange rates as of May 31, 2008).

Stock selection – The Manager selects stocks using fundamental analysis that is informed by a disciplined quantitative screening process. The Manager separates companies with valuations it believes are deservedly low from those it believes represent investment opportunities. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. Company visits by the Manager to evaluate management and production facilities and other meetings with management are an integral part of the investment process.

Country selection – Foreign Small Companies Fund's country selections relative to its benchmark are determined by a cumulative quantitative value score for each country together with the Manager’s evaluation of the country’s fundamentals. Foreign Small Companies Fund may significantly overweight and underweight its investment exposures in particular countries relative to Foreign Small Companies Fund's benchmark.

Foreign Small Companies Fund generally seeks to be fully invested, and normally does not take temporary defensive positions, but may hold up to 10% of its total assets in cash and cash equivalents in order to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent Foreign Small Companies Fund takes temporary defensive positions, it may not achieve its investment objective. Foreign Small Companies Fund may make investments in emerging countries, but these investments (excluding investments in companies from emerging countries included in Foreign Small CompaniesFund’s benchmark) generally will represent 10% or less of Foreign Small Companies Fund’s total assets.
In pursuing its investment objective, Foreign Small Companies Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including without limitation futures and options.

Benchmark: Foreign Small Companies Fund’s current benchmark is the S&P/Citigroup Extended Market Index (“EMI”) World ex-U.S. Index.

Principal Risks: Principal risks of an investment in the Foreign Small Companies Fund include Market Capitalization Risk, Stock Market Risk, Foreign Investment Risk, Currency Risk, Investment Style Risk, and Liquidity Risk.
Other principal risks of an investment in the Foreign Small Companies Fund include Credit Risk, Derivatives Risk, Emerging Market Risk, Market Disruption and Geopolitical Risk, Management Risk, and Large Shareholder Risk.

GMO INTERNATIONAL SMALL COMPANIES FUND

Investment Objective: GMO International Small Companies Fund (“International Small Companies Fund”) seeks high total return. International Small Companies Fund seeks to achieve its objective by outperforming its benchmark.

Principal InvestmentStrategies: International Small Companies Fund typically makes equity investments in non-U.S. companies, including non-U.S. companies in developed and emerging countries, but excluding the largest
500 non-U.S. companies in developed countries based on full, non-float adjusted market capitalization and any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of any of the 500 excluded developed country companies ("small companies"). A company's full, non-float adjusted market capitalization includes all of the company's equity issues. As of May 31, 2008, the market capitalization of the largest company included within International Small Companies Fund's definition of small companies was approximately $8.8 billion. Under normal circumstances, International Small Companies Fund invests at least 80% of its assets in securities of small companies.

The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies.  In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio.

In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes are (i) undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining International Small Company Fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment.

The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

International Small Companies Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent International Small Companies Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, International Small Companies Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. International Small Companies Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, International Small Companies Fund may also take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: The benchmark of International Small Companies Fund is the   MSCI EAFE (Europe, Australasia, and Far East) Small Cap Index.

Principal Risks: Principal risks of an investment in the International Small Companies Fund include Stock Market Risk, Market Capitalization Risk, Foreign Investment Risk, Currency
Risk, and Liquidity Risk.  Other Principal risks of an investment in the International Small Companies Fund include Investment Style Risk, Derivatives Risk, Emerging Market Risk, Credit Risk, Market Disruption
and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING MARKETS FUND

Investment Objective: GMO Emerging Markets Fund (“Emerging Markets Fund”) seeks high total return. Emerging Markets Fund seeks to achieve its objective by outperforming its benchmark.

Principal InvestmentStrategies: Emerging Markets Fund typically makes equity investments in companies whose stocks are traded in the securities markets of the world’s non-developed markets (“emerging markets”), which excludes countries that are included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, Emerging Markets Fund invests at least 80% of its assets in investments tied economically to emerging markets.

The Manager uses proprietary quantitative models and fundamental analysis to decide which countries to invest in and to identify potential stocks. Country selection generally is the most significant factor affecting Emerging Markets Fund’s performance relative to its benchmark. The Manager’s evaluation and selection decisions for countries and stocks are based on several factorsand models, including:

Countries –value, momentum, andmacroeconomic models; and

Stocks –earnings and price momentum, price to earnings ratios, price tobook ratiosand quality.

The factors considered and models usedby the Manager may change over time. Emerging Markets Fund has a value bias relative to many other traditional emerging market funds.

Emerging Markets Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and   cash equivalents. To the extent Emerging Markets Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, Emerging Markets Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. Emerging Markets Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, Emerging Markets Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Emerging Markets Fund’s benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Risks: Principal risks of an investment in Emerging Markets Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, Liquidity Risk, and Market Capitalization Risk.  Other principal risks of an investment in Emerging Markets Fund include Focused Investment Risk, Investment Style Risk, Derivatives Risk, Credit Risk, Emerging Market Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO EMERGING COUNTRIES FUND

Investment Objective: GMO Emerging Countries Fund (“Emerging Countries Fund”) seeks high total return. Emerging Countries Fund seeks to achieve its objective by outperforming its benchmark.

Principal InvestmentStrategies: Emerging Countries Fund typically makes equity investments in companies whose stocks are traded in the securities markets of the world’s non-developed countries (“emerging countries”), which excludes countries that are included in the MSCI EAFE Index, a developed markets index. Under normal circumstances, Emerging Countries Fund invests at least 80% of its assets in investments tied economically to emerging
countries.Emerging Countries Fund may invest in Exchange-Traded Funds (“ETFs”), including index-based ETFs, which are designed to track the performance and/or certain other characteristics of a particular stock market index, or a group of stock markets in a particular geographic area, such as the MSCI Emerging Markets Index.  Because ETFs are investment companies, investment in ETFs would, absent exemptive relief, be limited under applicable statutory limitations. Emerging Countries Fund may invest in one or more ETFs beyond the statutory limitations if it enters into an agreement with the ETF and complies with the terms and conditions of the agreement and the conditions of the ETF’s exemptive order.

The Manager uses proprietary quantitative models and fundamental analysis to decide which countries to invest in and to identify potential stocks. Country selection generally is the most significant factor affecting Emerging Countries Fund’s performance relative to its benchmark. The Manager’s evaluation and selection decisions for countries and stocks are based on several factorsand models, including:

Countries – value, momentum, and macroeconomic models; and

Stocks –earnings and price momentum, price to earnings ratios, priceto book ratios and quality.

The factors considered and the models used by the Managermay change over time. Emerging Countries Fund has a value bias relative to many other traditional emerging countries funds.

Emerging Countries Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and   cash equivalents. To the extent the Emerging Countries Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, Emerging Countries Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, warrants, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv) adjust its foreign currency exposure. Emerging Countries Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, Emerging Countries Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Emerging Countries Fund’s benchmark is the S&P/IFCI (Investable) Composite Index.

Principal Risks: Principal risks of an investment in the Emerging Countries Fund includeStock Market Risk, Foreign Investment Risk,
Currency Risk, Liquidity Risk, and Market Capitalization Risk.  Other principal risks of an investment in the Emerging Countries Fund include Focused Investment Risk,  Derivatives Risk, Credit Risk, Investment Style Risk, Emerging Market Risk,
Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO GLOBAL GROWTH FUND

Investment Objective: GMO Global Growth Fund (“Global Growth Fund”) seeks high total return. Global Growth Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Global Growth Fund typically makes equity investments in companies from the world's developed countries, including the U.S.

The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies.  In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio.

When evaluating stocks, the Manager begins with a universe of stocks that are either included in Global Growth Fund’s growth-oriented benchmark or that are believed to have similar growth characteristics to such stocks. In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes are (i) undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining the Fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential, and market sentiment.

The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

Global Growth Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent Global Growth Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, Global Growth Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by implementing shifts in investment exposure; and/or(iv)
adjust its foreign currency exposure. Global Growth Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, Global Growth Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark:Global Growth Fund’s benchmarkis the S&P/Citigroup Primary Market Index ("PMI") World Growth Index.

Principal Risks: Principal risks of an investment in Global Growth Fund include Stock Market Risk, Foreign Investment Risk, Currency Risk, and Investment Style Risk.  Other principal risks of an investment in Global Growth Fund include Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO DEVELOPED WORLD STOCK FUND

Investment Objective: GMO Developed World Stock Fund (“Developed World Stock Fund”) seeks high total return. Developed World Stock Fund seeks to achieve its objective by outperforming its benchmark.

Principal Investment Strategies: Developed World Stock Fund typically makes equity investments in companies from the world's developed markets, including the U.S. Under normal circumstances, Developed World Stock Fund invests at least 80% of its assets in stocks tied economically to developed markets. For this purpose, the term “stocks” refers to investments in common stocks and other stock-related securities, such as preferredstocks, convertible securities and depository receipts, and the term “developed markets” refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics.

The Manager relies principally on proprietary quantitative models to evaluate and select individual stocks, countries, and currencies. In addition, the Manager may, on occasion, employ fundamental investment techniques in selecting stocks, countries, and currencies for the portfolio.

  In selecting stocks for the portfolio, the Manager seeks to identify stocks it believes are (i) undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value), (ii) have improving fundamentals, and/or (iii) have positive market sentiment. In selecting countries in which to invest and determining Developed World Stock Fund’s currency exposures, the Manager considers many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential,

and market sentiment.

The Manager also uses proprietary techniques to adjust the composition of the portfolio for other factors such as position size, country, industry and sector weights, and market capitalization. The factors considered and the models used by the Manager may change over time.

Developed World Stock Fund generally seeks to be fully invested, and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent Developed World Stock Fund takes temporary defensive positions, it may not achieve its investment objective.. In pursuing its investment objective, Developed World Stock Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii)
manage risk by implementing shifts in investment exposure; and/or (iv) adjust its foreign currency exposure. Developed World Stock Fund's foreign currency exposure may differ from the currency exposure represented by its equity
investments.In addition, Developed World Stock Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark.

Benchmark: Developed World Stock Fund’s benchmark is the MSCI World Index.

Principal Risks: Principal risks of an investment in Developed World Stock Fund include Stock Market Risk, Foreign Investment Risk, and Currency Risk.  Other principal risks of an investment in Developed World Stock Fund include
Investment Style Risk, Derivatives Risk, Credit Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

ASSET ALLOCATION FUNDS

GMO ALPHA ONLY FUND

Investment Objective: GMO Alpha Only Fund (“Alpha Only Fund”) seeks to outperform its benchmark.

Investment Universe and Principal Investments: Alpha Only Fund invests primarily in shares of the GMO U.S. Equity Funds and GMO International Equity Funds (which may include one or more of the GMO emerging markets funds), and also may invest in shares of GMO Emerging Country Debt Fund and GMO Flexible Equities Fund (collectively, the "underlying funds").In addition, Alpha Only Fund may invest directly in securities of the type in which those fundsinvest. Alpha Only Fund implements its strategy with either direct or indirect investments in a combination of U.S., foreign, and emerging country equities, and emerging country debt.

The Manager uses proprietary quantitative models and fundamental investment techniques to select the underlying funds and securities in which Alpha Only Fund invests and to decide how much to invest in each. These models use rolling multi-year forecasts of relative value and risk among asset classes (e.g., foreign equity, U.S. equity, emerging country equity, and emerging country debt) and sub-asset classes (e.g., small-to-mid cap stocks in the foreign equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes). The Manager seeks to hedge some or all of the expected return (and foreign currency exposure) of the broader asset classes in which Alpha Only Fund invests by using futures, swap contracts, and currency forwards and by making short sales of securities.

To the extent that Alpha Only Fund 's hedges are effective, the performance of Alpha Only Fund 's portfolio is expected to have a low correlation to the performance of the broader global asset classes in which Alpha Only Fund directly or indirectly invests. Instead, Alpha Only Fund is expected to produce returns more like a short-term fixed income fund, with variation in return (alpha) resulting from aggregate outperformance or underperformance of the underlying funds and/or securities as well as the sub-asset classes in which Alpha Only Fund invests relative to the relevant broader asset classes.

Alpha Only Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and other cash equivalents. To the extent the Alpha Only Fund takes temporary defensive positions, it may not achieve its investment objective. The Manager shifts investments in response to changes in its investment outlook and market valuations and to accommodate cash flows.

Benchmark: Alpha Only Fund's benchmark is the Citigroup 3 Month Treasury Bill Index.

Principal Risks: Principal risks of an investment in Alpha Only Fund include Stock Market Risk, Interest Rate Risk, Derivatives Risk,
Foreign Investment Risk, and Fund-of-Funds Risk.  Other principal risks of an investment in Alpha Only Fund include Liquidity Risk, Currency Risk, Non-Diversification Risk, Leverage Risk, Credit Risk, Real Estate Risk, Short Sales Risk, Market Capitalization
Risk, Emerging Market Risk, Market Disruption and Geopolitical Risk, Management Risk and Large Shareholder Risk.

GMO SPECIAL SITUATIONS FUND

Investment Objective: GMO Special Situations Fund (“Special Situations Fund”) seeks capital appreciation and capital preservation.

Principal Investment Strategies: Special Situations Fund seeks to achieve its investment objectives by implementing investment strategies that complement long-only investments in global equities and fixed income instruments. Special Situations Fund may have long or short exposure to foreign and U.S. equity securities (including both growth and value style equities and equities of any market capitalization), foreign and U.S. fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or hedge risks of market volatility). Special Situations Fund is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equity securities or fixed income securities). In addition, Special Situations Fund is not restricted in its exposure (long or short) to any particular market. Special Situations
Fund may have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries).

The Manager will employ proprietary quantitative investment models and fundamental judgment for the selection of derivatives and other investments and portfolio construction. The models use one or more independent, though possibly concentrated or focused, strategies for selection of investments. The Manager also may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors.

In pursuing its investment objectives, Special Situations Fund may use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, swap contracts, and swaptions. For example, in circumstances that the Manager deems appropriate,
Special Situations Fund intends to use credit default swaps to a significant extent to take an active long or short position with respect to the likelihood of default by special purpose, corporate, or sovereign issuers. Additionally, in circumstances that the Manager deems appropriate, Special Situations Fund intends to take significant active long and short currency positions in a particular currency through exchange-traded and OTC foreign currency derivatives as well as to hedge its currency exposure through the use of currency forwards and other derivatives. Except for margin or other applicable regulatory requirements, Special Situations Fund’s net long or net short positions are not subject to any limitations.

Special Situations Fund may elect to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for those services.

Special Situations Fund may invest directly in U.S. government securities, municipal securities, and cash and cash-like investments.

Benchmark:  Special Situation Fund does not seek to control risk relative to a particular securities market index or benchmark. In addition, Special Situations Fund does not seek to outperform a particular securities market index or blend of market indices.

Principal Risks: Principal risks of an investment in Special Situations Fundinclude Management Risk, Derivatives Risk, Currency Risk, Leverage Risk, Credit Risk, Liquidity Risk, Focused Investment Risk, Interest Rate Risk, Non-Diversification Risk, Foreign
Investment Risk, Market Disruption and Geopolitical Risk, and Large Shareholder Risk and Stock Market Risk.

GMO FLEXIBLE EQUITIES FUND

Investment Objective: GMO Flexible Equities Fund (“Flexible Equities Fund”) seeks total return in excess of its benchmark.

Principal Investment Strategies: Flexible Equities Fund will seek to achieve its objective principally by investing in equity securities traded in any of the world’s securities markets based on GMO’s assessment of relative opportunities in those markets.

Flexible Equities Fund may make equity investments in companies from any country, including the U.S. In selecting stocks for the portfolio, the Manager may utilize proprietary quantitative models to seek out stocks it believes are undervalued (generally, stocks trading at prices below what the Manager believes to be their fundamental value) or stocks it believes have improving fundamentals and/or positive market sentiment. In selecting the countries in which to invest and determining Flexible Equities Fund’s currency exposures, the Manager may consider many factors, which may include aggregate stock market valuations, global competitiveness, market rebound potential and market sentiment. In addition, the Manager may employ fundamental investment techniques in selecting investments for the Flexible Equities Fund’s portfolio. Under normal circumstances, Flexible Equities Fund invests at least 80% of its assets in equity investments. Flexible Equities Fund is a non-diversified investment company within the meaning of the 1940
Act.

Flexible Equities Fund may make equity investments of all types, including equities issued by foreign and/or U.S. companies, growth and/or value style equities, and equities of any market capitalization. In addition, Flexible Equities Fund is not restricted in its exposure to any market or type of equity security, and may invest all its assets in a limited number of equity securities of companies in a single country and/or capitalization range. Flexible Equities Fund could be subject to material losses from a single investment.

Flexible Equities Fund generally seeks to be fully invested and normally does not take temporary defensive positions through investment in cash and cash equivalents. To the extent Flexible Equities Fund takes temporary defensive positions, it may not achieve its investment objective. In pursuing its investment objective, Flexible Equities Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter derivatives, including options, futures, and swap contracts, to (i) hedge equity exposure; (ii)
replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) manage risk by shifting investment exposure; and/or (iv) adjust its foreign currency exposure. Flexible Equities Fund’s foreign currency exposure may differ significantly from the currency exposure represented by its equity investments and/or its benchmarks.

Benchmark: Flexible Equities Fund’s primary benchmark is the MSCI World Index. Flexible Equities Fund also may identify and measure its performance against one or more secondary benchmarks from time to time. Flexible Equities Fund does not seek to control risk relative to the MSCI World Index or any other benchmark.

Principal Risks: Principal risks of an investment in Flexible Equities Fund include Management Risk, Stock Market Risk, Foreign Investment Risk, Focused Investment Risk, Currency Risk, Liquidity Risk, Market Capitalization Risk, Small- and Medium-Sized
Companies Risk, Non-Diversification Risk, Large Shareholder Risk, Fund of Funds Risk, Market Disruption and Geopolitical Risk, Derivatives Risk, Leverage Risk and Credit Risk.

BENCHMARKS

Each underlying fund has a stated benchmark (each, a “GMO Benchmark”). Notwithstanding its GMO Benchmark, an underlying fund may buy securities not included in its benchmark or hold securities in very different proportions than its benchmark. Each underlying fund’s GMO Benchmark is listed in the summaries above. General information about each GMO Benchmark is provided in the table below. In some cases, an underlying fund’s GMO Benchmark differs from the broad-based index that the SEC requires a fund to use in the average annual return table. In addition, GMO may change an underlying fund’s GMO Benchmark from time to time.

 Index

 Description

 Citigroup 3 Month Treasury Bill Index

 Independently maintained and published short-term bill index.

 S&P/Citigroup Extended Markets Index (EMI) World ex-U.S. Index

Independently maintained and published index that is the small capitalization stock component of the S&P/Citigroup Broad Market Index (BMI). The BMI includes listed shares of companies from developed and emerging market countries with total available (float) market capitalization of at least the local equivalent of USD100 million. The EMI represents the bottom 20% of available (float) capital of the BMI in each country. The
S&P/Citigroup EMI World ex-U.S.Index excludes the stocks of U.S. companies included in the BMI.

 S&P/Citigroup Primary Market Index (PMI) Europe, Pacific, Asia Composite (EPAC) Growth Index

Independently maintained and published index composed of stocks in the EPAC regions of the PMI that have a growth style. The PMI is the large capitalization stock component of the BMI, representing the top 80% of available (float) capital of the BMI in each country.

 S&P/Citigroup Primary Market Index (PMI) Europe, Pacific, Asia Composite (EPAC) Value Index

 Independently maintained and published index composed of stocks in the EPAC regions of the PMI that have a value style.

 JPMorgan Global Government Bond Index

 Independently maintained and published index composed of government bonds of developed countries, including the U.S. with maturities of one year or more.

 JPMorgan U.S. 3Month Cash Index

 Independently maintained and published index measuring the total return performance of three-month U.S. dollar Euro-Deposits.

 JPMorgan Non-U.S. Government Bond Index

 Independently maintained and published index composed of non-U.S. government bonds with maturities of one year or more.

 JPMorgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)

 Independently maintained and published index composed of non-U.S. government bonds (excluding Japanese government bonds) with maturities of one year or more that are hedged into U.S. dollars.

 JPMorgan Emerging Markets Bond Index Global

Independently maintained and published index composed of debt securities ofcountries, which includes Brady Bonds, sovereign debt, local debt and Eurodollar debt, all of which are U.S. dollar denominated.

 Lehman Brothers U.S. Aggregate Index

 Independently maintained and published index comprised of U.S. fixed rate debt issues having a maturity of at least one year and rated investment grade or higher.

 Lehman Brothers U.S. Government Index

 Independently maintained and published U.S. government bond index.

 Lehman Brothers U.S. Treasury Inflation Notes Index

 Independently maintained index of Inflation-Protection Securities issued by the U.S. Treasury.

 MSCI EAFE Index (Europe, Australasia, and Far East)

 Independently maintained and published large capitalization international stock index.

 MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)

 Independently maintained and published small capitalization international stock index.

 MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)

 Independently maintained and published large capitalization international stock index that is hedged into U.S. dollars.

 MSCI U.S. REIT Index

 Independently maintained and published index of equity securities issued by REITs.

 MSCI World Index

 Independently maintained and published global developed markets equity index.

 Russell 1000® Growth Index

 Independently maintained and published index, measuring the performance of stocks included in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values.

 Russell 1000® Value Index

 Independently maintained and published index, measuring the performance of stocks included in the

 Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values.

 Russell 2500® Growth Index

 Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with higher price-to-book ratios and higher forecasted growth values.

 Russell 2500® Value Index

 Independently maintained and published index, measuring the performance of stocks included in the Russell 2500 Index with lower price-to-book ratios and lower forecasted growth values.

 S&P 500 Index

 Independently maintained and published index of large capitalization U.S. stocks.

 S&P/IFCI (Investable) Composite Index

Independently maintained and published market capitalization-weighted index of the performance of securities traded on stock exchanges of 22 different emerging markets, calculated on a total return basis.

 S&P/Citigroup PMI EPAC World Growth Index

 Independently maintained and published index covering the developed markets – North America, Europe and Asia Pacific – of the PMI that have a growth style.

TRUSTEES AND OFFICERS

TRUSTEES INFORMATION

            The Trust is supervised by a Board of Trustees.  The Trustees meet periodically throughout the year to oversee the Trust’s activities, reviewing, among other things, the Trust’s performance and its contractual arrangements with various service providers.  Each Trustee is paid a fee for his or her services.  See “Trustee Compensation” below.

            The Trust has an Executive Committee which consists of K. Dun Gifford, Dr. Russell A. Salton, III and the Chairman of the Board, Michael S. Scofield, each of whom is not an interested person of the
Trust as defined in the 1940 Act (an "Independent Trustee"). The Executive Committee recommends Trustees to fill vacancies, prepares the agenda for Board Meetings, acts on routine matters between scheduled Board meetings and reviews and resolves conflicts of interest between the Trust and the Trust's investment advisor or its affiliates. The Executive Committee also oversees and assists Trustee oversight of: litigation commenced by or against the Trust; litigation commenced by or against any service provider to the Trust that relates to the Trust or that may have a material effect on the service provider’s ability to perform its services to the Trust; non-routine regulatory actions, examinations, inspections, or other activities in respect of any service provider to the Trust that relate to its services to the Trust or that may have a material effect on the service provider’s ability to perform its services to the Trust. The Executive Committee also functions as the Nominating Committee and the Qualified Legal Compliance
Committee (as further described below).  For the fiscal year ended December 31, 2007, the Executive Committee held thirty-six scheduled committee meetings.

            The Nominating Committee is responsible for nominating candidates for election to the Board of Trustees by the full Board.  The Committee may solicit suggestions for persons to fill vacancies on the Boards of Trustees from such sources as it deems appropriate, including EIMC.  The Committee will consider nominations for openings on the Board of Trustees from shareholders who have separately or as a group held for at least one full year at least 5% of the outstanding shares of a Trust.  Shareholder recommendations should be sent to the attention of the Committee in care of the Trust’s Secretary and should include biographical information, including the proposed nominee’s business experience for the past ten years and a description of the qualifications of the proposed nominee, along with a statement from the proposed nominee that he or she is willing to serve and meets the requirements to be an Independent Trustee, if applicable.

                The Qualified Legal Compliance Committee is responsible for establishing written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law by a Trust or by any officer,
Trustee, employee or agent of a Trust.  The Committee is also responsible for determining whether an investigation is necessary regarding any report of evidence of a material violation.  If it is determined that there has been a material violation, the
Committee is responsible for informing the Trust’s chief legal officer and chief executive officer and taking all other appropriate actions to respond to evidence of a material violation.

            The Trust has a 15(c) Committee which consists of Charles A. Austin, III, K. Dun Gifford, Dr. Leroy Keith, Jr., William W. Pettit, Dr. Russell A. Salton, III, and the Chairman of the Committee,
Michael S. Scofield, each of whom is an Independent Trustee. The 15(c) Committee is responsible for gathering relevant information to assist the full Board in fulfilling its obligations relating to the initial approval and renewal of advisory and distribution contracts pursuant to Section 15 of the 1940 Act.  It may request information from and submit questions to the Trust's investment advisor and its affiliates in order for the full Board of Trustees to determine whether or not to enter into or renew Trust contracts. For the fiscal year ended December 31, 2007 the 15(c) Committee held fivecommittee meetings.

The Trust has an Audit Committee which consists of Dr. Russell A. Salton, III, Patricia B. Norris and the Chairman of the Committee, Charles A. Austin III, each of whom is an Independent Trustee.  The purpose of the Audit Committee is to evaluate financial management, meet with the auditors and deal with other matters of a financial nature that it deems appropriate. The Audit Committee also oversees and assists Trustee oversight of matters related to pricing and valuation of portfolio securities. For the fiscal year ended December 31, 2007, the Audit Committee held eightcommittee meetings.

            The Trust has a Distribution, 12b-1, and Service Committee (formerly the 12b-1 Committee) which consists of Carol Kosel, David M. Richardson and the Chairman of the Committee, William W. Pettit,
each of whom is an Independent Trustee. The Distribution, 12b-1, and Service Committee oversees and assists Trustee oversight of: the nature and quality of services provided by the Trust's transfer agent and the overall level of servicing provided to shareholders
in the Trust.   For the fiscal year ended December 31, 2007, the Distribution, 12b-1, and Service Committee held four committee meetings.

            The Trust has a Performance Committee which consists of K. Dun Gifford, Gerald M. McDonnell, Richard J. Shima, Richard K. Wagoner and the Chairman of the Committee, Dr. Leroy Keith, Jr. The
Performance Committee reviews all activities involving investment-related issues and activities of the Manager (GMO) and assesses the performance of the Trust. With the exception of Mr. Wagoner, the members of the Performance Committee are Independent Trustees. For
the fiscal year ended December 31, 2007, the Performance Committee held four committee meetings.

            Set forth below are the Trustees of the Trust.  The address for each Trustee is P.O. Box 20083, Charlotte, North Carolina 28202.  All shareholder communications should be sent to this address.

Independent Trustees:

Name and

 Date of Birth

 Position

 with

 Trust

 Beginning Year of Term of Office[1]

 Principal Occupations for Last Five Years

 Number of Portfolios Overseen in Fund Complex[2]as of 12/31/2007

 Other Directorships held outside

 of

 Fund Complex

 Charles A. Austin III

 DOB: 10/23/1934

 Trustee

 1991

 Investment Counselor, Anchor Capital Advisors, LLC. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Former Director, The Francis Ouimet Society (scholarship program); Former Director, Executive Vice
President and Treasurer, State Street Research & Management Company (investment advice)

 1

 None

 K. Dun Gifford

 DOB: 10/23/1938

 Trustee

 1974

 Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Chairman of the Finance Committee, Member of the Executive Committee, and Former Treasurer, Cambridge College

 1

 None

 Dr. Leroy Keith, Jr.

 DOB: 2/14/1939

 Trustee

 1983

 Managing Director, Almanac Capital Management (commodities firm); Trustee, Phoenix Fund Complex; Director, Diversapack Co. (packaging company); Former Partner, Stonington Partners, Inc. (private equity fund); Former Director, Obagi Medical Products Co.; Former
Director, Lincoln Educational Services

 1

 Trustee, Phoenix Fund Complex (consisting of 53 portfolios as of 12/31/07)

Carol A. Kosel

DOB: 12/25/1963

 Trustee

 2008

 Former Consultant to the Evergreen Boards of Trustees; Former Vice President and Senior Vice President, Evergreen Investments, Inc.; Former Treasurer, Evergreen Funds; Former Treasurer, Vestaur Securities Fund.

 1

 None

 Gerald M. McDonnell

 DOB: 7/14/1939

 Trustee

 1988

 Former Manager of Commercial Operations, CMC Steel (steel producer)

 1

 None

Patricia B. Norris

DOB: 4/9/1948

 Trustee

 2006

 President and Director of Buckleys of Kezar Lake, Inc. (real estate company); Former President and Director of Phillips Pond Homes Association (home community); Former Partner, PricewaterhouseCoopers, LLP (independent registered public accounting firm)

 1

 None

William Walt Pettit

DOB: 8/26/1955

 Trustee

 1988

 Partner and Vice President, Kellam & Pettit, P.A. (law firm); Director, Superior Packaging Corp. (packaging company); Member, Superior Land, LLC (real estate holding company); Member, K&P Development, LLC (real estate development); Former Director,
National Kidney Foundation of North Carolina, Inc. (non-profit organization)

 1

 None

David M. Richardson

DOB: 9/19/1941

 Trustee

 1982

 President, Richardson, Runden LLC (executive recruitment advisory services); Director, J&M Cumming Paper Co. (paper merchandising); Trustee, NDI Technologies, LLP (communications); Former Consultant, AESC (The Association of Executive Search Consultants)

 1

 None

 Russell A. Salton, III, MD

 DOB: 6/2/1947

 Trustee

 1984

 President/CEO, AccessOne MedCard, Inc.

 1

 None

Michael S. Scofield

DOB: 2/20/1943

 Trustee

 1984

 Retired Attorney, Law Offices of Michael S. Scofield; Former Director and Chairman, Branded Media Corporation (multi-media branding company)

 1

 None

 Richard J. Shima

 DOB: 8/11/1939

 Trustee

 1993

 Independent Consultant; Director, Hartford Hospital; Trustee, Greater Hartford YMCA; Former Director, Trust Company of CT; Former Director, Old State House Association; Former Trustee, Saint Joseph College (CT)

 1

 None

Interested Trustee:

 Richard K. Wagoner, CFA[3]

 DOB: 12/12/1937

 Trustee

 1999

 Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society

 1

 None

1      Each Trustee, except Mses. Kosel and Norris, serves until a successor is duly elected or qualified or until his or her death, resignation, retirement or removal from office. As new Trustees, Ms. Kosel’s and Ms. Norris’
initial terms end December 31, 2010 and June 30, 2009, respectively, at which times they may be re-elected by Trustees to serve until a successor is duly elected or qualified or until her death, resignation, retirement or removal from office by the Trustees.

2      Each of the Trustees also serves as a Trustee for each of the trusts in the Evergreen Fund Complex. As of December 31, 2007, the Evergreen Fund Complex consisted of ten open-end investment management companies representing eighty-eight separate series and six closed-end funds.

3      Mr. Wagoner is an "interested person" of the Evergreen funds because of his ownership of shares in Wachovia Corporation, the parent to the investment advisor of Evergreen Asset Allocation Fund, which currently owns all of the Trust’s outstanding shares.

Trustee Ownership of Shares

            The Trustees do not receive compensation from the Trust. The table below shows the dollar range of each Trustee’s investment in the Trust as of December 31, 2007. Amounts shown include investments in Evergreen Asset Allocation Fund, which invests all of its assets in the Trust.

 Trustee

 Dollar Range of Investment in the Trust

 Aggregate Dollar Range of Investments in Fund Complex

 Charles A. Austin III

 None

 None

 K. Dun Gifford

 $50,001-$100,000

 $50,001-$100,000

 Dr. Leroy Keith, Jr.

 $1-$10,000

 $1-$10,000

 Carol A. Kosel

 None

 None

 Gerald M. McDonnell

 None

 None

 Patricia B. Norris

 None

 None

 William Walt Pettit

 $1-$10,000

 $1-$10,000

 David M. Richardson

 $50,001-$100,000

 $50,001-$100,000

 Dr. Russell A. Salton, III

 Over $100,000

 Over $100,000

 Michael S. Scofield

 $10,001-$50,000

 $10,001-$50,000

 Richard J. Shima

 Over $100,000

 Over $100,000

 Richard K. Wagoner

 None

 None

EVERGREEN FUND COMPLEX

Trustee Compensation from Evergreen Fund Complex

Listed below is the Trustee compensation paid by each of the trusts in the Evergreen Fund Complex(1) for the twelve months ended December 31, 2007.  The Trustees do not receive pension or retirement benefits from the Evergreen funds.

 Trustee

 Total Compensation from Evergreen Fund Complex(1) for the twelve months ended 12/31/2007(2)

 Charles A. Austin III

 $233,250

 K. Dun Gifford

 $220,250

 Leroy Keith Jr.

 $210,250

 Carol A. Kosel(3)

 $57,200

 Gerald McDonnell

 $189,500

 Patricia B. Norris

 $196,250

 William Walt Pettit

 $191,000

 David M. Richardson

 $189,500

 Russell A. Salton, III

 $218,750

 Michael S. Scofield

 $318,250

 Richard J. Shima

 $222,500

 Richard K. Wagoner

 $189,500

(1)   Each of the Trustees also serves as a Trustee for each of the trusts in the Evergreen Fund Complex. As of December 31, 2007, the Evergreen Fund Complex consisted of ten open-end investment management companies representing eighty-eight separate series and six closed-end funds.

(2)   The Trustees have a  Deferred Compensation Plan which provides Trustees with the option to defer all or part of their compensation.  The Trustees may elect to earn a rate of return on any deferred compensation by selecting hypothetical investments in Evergreen investment products in an amount equal to the deferred compensation.  A Trustee may elect when to receive distributions of such deferred amounts, but may not receive a distribution before the earlier of the first business day of January following (a) a date five years following the deferral election, or (b) the year in which the Trustee ceases to be a member of the Board of Trustees.  Also, pursuant to the Deferred Compensation Plan, payments due under the Deferred Compensation Plan are unsecured obligations of the Evergreen funds. Pursuant to the Trustees’ Deferred Compensation Plan, certain Trustees have elected to defer all or part of their total compensation for the twelve months ended December 31, 2007. The amounts listed below will be payable in later years to the respective Trustees:

Austin:                    $93,300

Pettit:                      $57,300

Salton:                   $54,688

        Scofield                 $14,788

        Shima                    $111,250

  (3)  Amounts shown for Ms. Kosel reflect compensation she received from the Funds for her role as consultant to the Evergreen funds’ Boards of Trustees through November 2007.

OFFICER INFORMATION

Set forth below are the principal officers of the Trust.  Please note (except as noted below) that each of the officers also serves in the same capacity as an officer for each of the trusts in the Evergreen Fund Complex.

 Name, Address and Date of Birth

 Position with Trust

 Principal Occupation for Last Five Years

 Dennis H. Ferro

 401 S. Tryon

 Charlotte, NC 28288

 DOB: 6/20/1945

 President since 2003

 President and Chief Executive Officer, Evergreen Investment Company, Inc. and Executive Vice President, Wachovia Bank, N.A.; former Chief Investment Officer, Evergreen Investment Company, Inc.

 Kasey Phillips

 200 Berkeley Street

 Boston, MA 02116

 DOB: 12/12/1970

 Treasurer since 2005[1]

 Senior Vice President, Evergreen Investment Services, Inc.; Former Vice President, Evergreen Investment Services, Inc.; Former Assistant Vice President, Evergreen Investment Services, Inc.

 Jeremy DePalma

 200 Berkeley Street

 Boston, MA 02116

 DOB: 2/5/1974

 Treasurer since 2005[1]

 Vice President, Evergreen Investment Services, Inc.; Former Assistant Vice President, Evergreen Investment Services, Inc.

 Michael H. Koonce

 200 Berkeley Street

 Boston, MA 02116

 DOB: 4/20/1960

 Secretary since 2000

Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Secretary, Senior Vice President and General Counsel, Evergreen Investment Management Company, LLC and Evergreen Service Company, LLC; Senior Vice President and Assistant General
Counsel, Wachovia Corporation

 Robert Guerin

 200 Berkeley Street

 Boston, MA 02116

 DOB: 9/20/1965

 Chief Compliance Officer since 2007

Chief Compliance Officer, Evergreen Funds and Senior Vice President of Evergreen Investments Company, Inc; Former Managing Director and Senior Compliance Officer, Babson Capital Management LLC; Former Principal and Director, Compliance and Risk Management, State
Street Global Advisors; Former Vice President and Manager, Sales Practice Compliance, Deutsche Asset Management

1         Kasey Phillips is the Treasurer for Evergreen Fixed Income Trust, Evergreen International Trust, Evergreen Municipal Trust, Evergreen Select Fixed Income Trust, Evergreen Global Dividend Opportunity
Fund, Evergreen Income Advantage Fund, Evergreen Multi-Sector Income Fund, Evergreen Utilities and High Income Fund, Evergreen Diversified Income Opportunities Fund and Evergreen International Balanced Income Fund.  Jeremy DePalma is the Treasurer to Asset
Allocation Trust, Evergreen Equity Trust, Evergreen Money Market Trust, Evergreen Select Equity Trust, Evergreen Select Money Market Trust and Evergreen Variable Annuity Trust.

            Officers and certain Trustees of the Trust may be affiliated persons of the Trust and an affiliated person of EIMC or Evergreen Investment Services, Inc. ("EIS") by virtue of their positions as an officer or employee of EIMC or EIS.  The Trust's principal executive officers do not receive any compensation or expense reimbursement from the Trust.

PRINCIPAL HOLDERS OF TRUST SHARES

              As of September 1, 2008, the officers and Trustees of the Trust owned as a group less than 1% of the outstanding shares of any class of the Trust.

            As of September 1, 2008, Evergreen Asset Allocation Fund, located at 200 Berkeley Street, Boston, Massachusetts, 02116 owned 100% of the Trust’s shares.

            Any person who owns beneficially 25% or more of the outstanding shares of the Trust may be deemed to control the Trust. Any person controlling the Trust may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Trust without the approval of other shareholders.

INVESTMENT ADVISOR

INVESTMENT ADVISOR

            The Trust has entered into an investment advisory agreement with GMO (the "Advisory Agreement").  Under the Advisory Agreement, and subject to the supervision of the Trust's
Board of Trustees, the investment advisor manages the investment and reinvestment of the Trust's assets.  The investment advisor pays its own expenses in providing services pursuant to the Advisory Agreement, including salaries of its personnel.  The investment advisor is not obligated to pay any other expenses of the Trust.

            The Trust pays all charges and expenses, other than those specifically referred to as being borne by the investment advisor, including, but not limited to, (1) custodian charges and expenses; (2)
bookkeeping and auditors' charges and expenses; (3) transfer agent charges and expenses; (4) fees and expenses of the Trustees; (5) brokerage commissions, brokers' fees and expenses; (6) issue and transfer taxes; (7) applicable costs and expenses under the
Distribution Plan (if any) (8) taxes and trust fees payable to governmental agencies; (9) the cost of share certificates; (10) fees and expenses of the registration and qualification of the Trust and its shares with the SEC or under state or other securities laws;
(11) expenses of preparing, printing and mailing private placement memorandum, SAI, notices, reports and proxy materials to shareholders of the Trust; (12) expenses of shareholders' and Trustees' meetings; (13) charges and expenses of legal counsel for the
Trust and for the Trustees on matters relating to the Trust; (14) charges and expenses of filing annual and other reports with the SEC and other authorities; and (15) all extraordinary charges and expenses of the Trust. For information on advisory fees paid by the
Trust, see “Expenses” in Part 1 of this SAI.

            The Advisory Agreement continues in effect for two years from its effective date and, thereafter, from year to year only if approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the Trust's outstanding shares.  In either case, the terms of the Advisory Agreement and continuance thereof must be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Trust's Board of Trustees or by a vote of a majority of outstanding shares.  The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

            For a discussion regarding the considerations of the Trust’s Board of Trustees for approving or renewing the Trust’s advisory arrangements, please see the Trust’s Annual Report most recently issued after the approval or renewal of the Trust's advisory agreement for the most recent fiscal period.

PORTFOLIO MANAGER

OTHER FUNDS AND ACCOUNTS MANAGED

            Day-to-day management of the Trust is the responsibility of GMO’s Asset Allocation Division.  The Division’s members work collaboratively to manage the Trust’s portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

            The following table sets forth additional information about Ben Inker, the senior member of the Asset Allocation Division responsible for coordinating the Trust’s overall portfolio management.  The information provided for Mr. Inker is as of December 31, 2007.

 Registered investment companies managed (including other non-GMO mutual fund subadvisory relationships)

 Other pooled investment vehicles managed (world-wide)

 Separate accounts managed

 (world-wide)

 Number of accounts

 Total assets

 Number of accounts

 Total assets

 Number of accounts

 Total assets

 Ben Inker

 11

 $18,494,885,606

 5

 $4,182,576,330

 188

 $17,129,565,983

 Registered investment companies managed for which GMO receives a performance-based fee (including non-GMO mutual fund subadvisory relationships)

 Other pooled investment vehicles managed (world-wide) for which GMO receives a performance-based fee

 Separate accounts managed (world-wide) for which GMO receives a performance-based fee

 Number of accounts

 Total assets

 Number of accounts

 Total assets

 Number of accounts

 Total assets

 Ben Inker

 0

 0

 0

 0

 88

 $8,727,935,110

            Because the senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of Asset Allocation Trust and the investment strategy of the other accounts and potential conflicts in the allocation of investment opportunities between Asset Allocation Trust and such other accounts.  GMO believes several factors limit those conflicts. First, GMO maintains trade allocation policies which seek to ensure such conflicts are managed appropriately.  Second, where similar accounts are traded in a common trading environment, performance attribution with full transparency of holdings and identification of contributors to gains and losses act as important controls on conflicts.  Third, GMO’s investment divisions and Investment Analysis team periodically examine performance dispersion among accounts employing the same investment strategy but with different fee structures to ensure that any divergence in expected performance is adequately explained by differences in the client’s investment guidelines and timing of cash flows.  Fourth, the fact that the investment programs of Asset Allocation Trust and other similar accounts are determined based on quantitative models imposes discipline and constraint on GMO’s investment decisions.

            Senior members of each division are members (partners) of GMO.  Compensation for a senior member consists of a fixed annual base salary, a partnership interest in the firm’s profits and possibly an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success.  The compensation program does not disproportionately reward outperformance by higher fee/performance fee products.  GMO’s
Compensation Committee determines a senior member’s base salary taking into account current industry norms and market data to ensure that GMO pays a competitive base salary.  The Compensation Committee also determines the level of partnership interest, taking into account a senior member’s contribution to GMO and GMO’s mission statement.  The Committee may decide to pay a discretionary bonus to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market.  Because each member’s compensation is based on his individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation.  GMO membership interests are the primary incentive for persons to maintain employment with GMO.  GMO believes this is the best incentive to maintain stability of portfolio management personnel.

                The senior member has no beneficial interest in the Fund's shares.

BROKERAGE

The Trust was established on June 14, 2005 and has paid no brokerage fees or commissions.

PRINCIPAL UNDERWRITER

The Trust does not have a principal underwriter.

OTHER SERVICE PROVIDERS

ADMINISTRATOR

            EIMC, a subsidiary of Wachovia and an affiliate of the Trust, also serves as administrator to the Trust, subject to the supervision and control of the Trust's Board of Trustees.  Pursuant to a Master Administrative Services Agreement, EIMC provides the Trust with facilities, equipment and personnel. The Trust does not pay an administrative service fee.

TRANSFER AGENT

Evergreen Service Company, LLC (ESC), P.O. Box 8400, Boston, Massachusetts 02266-8400, a subsidiary of Wachovia and an affiliate of the Trust and EIMC, is the Trust’s transfer agent.  ESC issues and redeems shares, pays dividends and performs other duties in connection with the maintenance of shareholder accounts.  The Trust does not pay a transfer agency fee.

Independent Registered Public Accounting Firm

KPMG LLP, 99 High Street, Boston, Massachusetts 02110, audits the financial statements of the Trust.

Custodian

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, keeps custody of the Trust’s securities and cash and performs other related duties.

Legal Counsel

Ropes & Gray LLP, One International Place, Boston, MA 02110-2624, serves as counsel to the Trust and the independent Trustees of the Trust.

PURCHASE AND REDEMPTION OF SHARES

All information regarding the purchase and redemption of Trust shares is contained in the Trust’s private placement memorandum.

PRICING OF SHARES

CALCULATION OF NET ASSET VALUE (NAV)

            The Trust calculates its NAV once daily on Monday through Friday, as described in the private placement memorandum.  The Trust will not compute its NAV on the days the New York Stock Exchange is closed. The Trust reserves the right to adjust the time the Trust calculates its NAV to coincide with an earlier closing of the New York Stock Exchange or due to other unusual circumstances.

            The NAV of the Trust is calculated by dividing the value of the Trust's net assets attributable to that class by all of the shares issued for that class.

VALUATION OF PORTFOLIO SECURITIES

            The Trust generally invests a substantial portion of its assets in the underlying funds. For information regarding the valuation policies of the underlying funds, please refer to the prospectuses or private placement memoranda of the underlying funds. Current values for the Trust's portfolio securities are determined as follows:

                        1.   Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

2.   Securities traded on an established securities exchange or in the over-the-counter market for which there has been no sale and other securities traded in the over-the-counter market are valued at the mean of the bid and asked prices at the time of valuation.

3.   Portfolio debt securities acquired with more than 60 days to maturity for which market prices are unavailable will be valued by an independent pricing service or other service by using matrix pricing or other methods that typically take into consideration such factors as similar security prices, yields, maturities, liquidity and ratings.  Securities for which valuations are not readily available from an independent pricing service may be valued by brokers who use prices provided by market makers or estimates of market value obtained from yield data relating to investments or securities with similar characteristics.

                        4.   Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded.  If there has been no sale, the securities are valued at the mean between bid and asked prices.  Foreign securities may be valued at fair value according to procedures approved by the Board of Trustees if the closing price is not reflective of current market values due to trading or events occurring in the foreign markets between the close of the established exchange and the valuation time of the Fund. In addition, substantial changes in values in the U.S. markets subsequent to the close of a foreign market may also affect the values of securities traded in the foreign market. In such instances, the value of foreign securities may be adjusted.

                        5.   Short-term investments maturing in sixty days or less are valued at amortized cost, which approximates market value.

6.   Securities and other assets for which market quotations are not readily available or are, in the opinion of the investment advisor, unreliable, will be valued at prices deemed in good faith to be fair under procedures established by the Board of
Trustees.

7.   Investments in other mutual funds are valued at such funds' net asset value.

8.   The Evergreen money market funds, as permitted under Rule 2a-7 of the 1940 Act, generally value their securities at amortized cost.

TAX INFORMATION

REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY

            The Trust intends to qualify for and elect the tax treatment applicable to a regulated investment company (RIC) under Subchapter M of the Code.  (Such qualification does not involve supervision of management or investment practices or policies by the Internal Revenue Service.)  In order to qualify for treatment as a RIC, the Trust must, among other things, (i) derive at least 90% of its gross income from dividends, interest, payments with respect to proceeds from securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies and other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or foreign currencies, and net income from certain publicly traded partnerships; (ii) diversify its holdings so that, at the end of each quarter of its taxable year, (a) at least 50% of the market value of the Trust's total assets is represented by cash, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer, to an amount not greater than 5% of the Trust's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than
25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. government securities or securities of other RICs), the securities of two or more issuers which the Trust controls and which are engaged in the same, similar or related trades or businesses, or in the securities of one or more publicly traded partnerships; and (iii) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year.  By so qualifying, the Trust is not subject to federal income tax on its investment company taxable income (computed without regard to the dividends-paid deduction) and any net realized capital gains that it timely distributes to shareholders.  A 4% nondeductible excise tax will be imposed on the Trust to the extent it does not meet certain distribution requirements with respect to each calendar year and with respect to each one-year period ending on October 31.  The Trust anticipates meeting such distribution requirements.

TAXES ON DISTRIBUTIONS

Generally, the Evergreen Asset Allocation Fund (the “Fund”), a RIC qualifying under Subchapter M of the Code that is currently the sole shareholder of the Trust, will have ordinary income from Trust distributions of dividends from the underlying funds’ investment income and short-term gains and capital gain income from the receipt of capital gain dividends from underlying funds. As for most other types of shareholders of the Trust, the Fundwill not be able to use losses realized within one underlying fund against gains or income realized within another underlying fund. This could cause the Fundto receive, and in turn be required to make, higher current distributions, and such distributions may consist of ordinary income to a greater degree than had the Fund held the assets of the underlying funds directly.

In addition, when the Trust redeems shares in the underlying funds, depending on the Trust’s percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the
Trust’s redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend taxable as ordinary income on the full amount of the distribution instead of receiving capital gain income on the shares of the underlying fund.
This would be the case where the Trust holds a significant interest in an underlying fund and redeems only a small portion of such interest.   This dividend characterization may accelerate the timing of distributions to the Fund, and in turn to the
Fund’s shareholders.

From time to time, the Trust will distribute the excess of its net long‑term capital gains over its short‑term capital loss to shareholders (“Capital Gain Dividends”).  For federal tax purposes, the Fund must include such capital gain dividends when calculating its net long‑term capital gains.  The Fundcan designate and distribute such net long-term capital gains as Capital Gain Dividends, taxable to its shareholders at rates applicable to long-term capital gains (currently, a maximum of 15%).

Distributions will be taxable to the Fund whether made in shares or in cashto the extent the Fund does not distribute the Trust distributions to its shareholders. If the Fund elects to receive its distributions in the form of additional shares, it will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share of the Trust on the reinvestment date.

            For taxable years beginning before January 1, 2011, “qualified dividend income” (“QDI”) received by an individual will be taxed at rates applicable to long-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the underlying fund designates such dividends as QDI, then the Trust will receive QDI and is permitted in turn to designate a portion of its distributions as QDI as well, provided the Trust meets certain holding period requirements with respect to its shares in the underlying fund. Likewise, the Fund, the sole shareholder of the Trust, is permitted to itself designate its distributions of
QDI, provided the Fund meets certain holding period requirements with respect to its shares in the Trust.

CAPITAL LOSS CARRYFORWARDS

            If a Trust has an ownership change of more than 50% over a three year testing period (including as a result of a merger or reorganization with another fund), its capital loss carryforwards (if any), its unrealized losses (if any), or any such losses of other funds participating in the merger or reorganization, may be subject to limitations that could restrict the utilization of such losses.  The Trust has engaged in reorganizations in the past and/or may engage in reorganizations in the future.

TAXES ON THE SALE OR EXCHANGE OF TRUST SHARES

            Upon a sale or exchange of Trust shares, a shareholder will realize a taxable gain or loss depending on his or her basis in the shares.  A shareholder must treat such gains or losses as a capital gain or loss if the shareholder held the shares as capital assets.  Currently, capital gain on assets held for more than 12 months is generally subject to a maximum federal income tax rate of 15% for an individual.  Generally, the Code will not allow a shareholder to realize a loss on shares he or she has sold or exchanged and replaced within a 61-day period beginning 30 days before and ending 30 days after he or she sold or exchanged the shares.  The Code will not allow a shareholder to realize a loss on the sale of Trust shares held by the shareholder for six months or less to the extent the shareholder received exempt interest dividends on such shares.  Moreover, the Code will treat a shareholder's loss on shares held for six months or less as a long‑term capital loss to the extent the shareholder received distributions of net capital gains on such shares.

OTHER TAX CONSIDERATIONS

            Shareholders who fail to furnish their taxpayer identification numbers to the Trust and to certify as to its correctness and certain other shareholders may be subject to a federal income tax backup withholding requirement at the rate of 28% (this rate expires at the end of 2010 and the back-up withholding rate will then be 31%) on dividends, distributions of capital gains and redemption proceeds paid to them by the Trust.  If the withholding provisions are applicable, any such dividends or capital gain distributions to these shareholders, whether paid out in cash or reinvested in additional shares, and any redemption proceeds will be reduced by the amounts required to be withheld. This rule may also apply to distributions that are properly designated as exempt-interest dividends.  Investors may wish to consult their own tax advisors about the applicability of the backup withholding provisions.

            The foregoing discussion relates solely to U.S. federal income tax law as applicable to U.S. persons (i.e., U.S. citizens and residents and U.S. domestic corporations, partnerships, trusts and estates).  It does not reflect the special tax consequences to certain taxpayers (e.g., banks, insurance companies, tax exempt organizations and foreign persons).  Shareholders are encouraged to consult their own tax advisors regarding specific questions relating to federal, state and local tax consequences of investing in shares of the Trust.  Each shareholder who is not a U.S. person should consult his or her tax advisor regarding the U.S. and foreign tax consequences of ownership of shares of the Trust.
The Trust will withhold a tax at a rate of 30% (or lower under a tax treaty) on all ordinary dividend distributions to non-U.S. persons.  The withholding obligation generally does not apply to properly designated dividends derived from certain interest income of the Trust or from short-term capital gains of the Trust which are paid with respect to Trust years beginning before January 1, 2008 Pending legislation would extend this exemption for one year, i.e. for taxable years beginning before January 1, 2009. It is unclear whether similar legislation will be enacted in 2008.  Depending on the circumstances, the Trust may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.  In order to qualify for this exemption from withholding, a foreign person will need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN or substitute Form).  In the case of shares held through an intermediary, the intermediary may withhold even if the Trust makes a designation with respect to a payment.  Foreign persons should contact their intermediaries with respect to the application of these rules to their accounts.

SPECIAL TAX CONSIDERATIONS

            The Trust will not be able to offset gains realized by the underlying fund in which the Trust invests against losses realized by another underlying fund in which the Trust invests.
Accordingly, the investment of the Trust in underlying funds could affect the amount, timing and character of distributions to shareholders of the Trust.

ADDITIONAL INFORMATION

Except as otherwise stated in its private placement memorandum or required by law, the Trust reserves the right to change the terms of the offer stated in its private placement memorandum without shareholder approval, including the right to impose or change fees for services provided.

No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Trust's private placement memorandum, SAI or in supplemental sales literature issued by the Trust or EIS, and no person is entitled to rely on any information or representation not contained therein.

The Trust's private placement memorandum and SAI omit certain information contained in the

Trust's registration statement, which you may obtain for a fee from the SEC in Washington, D.C.

Appendix A

The Trust's Board of Trustees has approved the following Proxy Voting Policy and Procedures on behalf of the Trust. These policies and procedures are that of the administrator.  The Trust's Proxy Voting Records indicating how the Trust voted proxies relating to portfolio securities during the twelve-month period ended June 30 of each year may be obtained, without charge, by visiting our Web site at EvergreenInvestments.com or the SEC’s website at http://www.sec.gov.

Evergreen Investment Management Company, LLC

Proxy Voting Policy and Procedures

February 1, 2008

Statement of Principles

Evergreen Investment Management Company LLC (Evergreen) recognizes it has a fiduciary duty to vote proxies on behalf of clients who have delegated such responsibility to Evergreen, and that in all cases proxies should be voted in a manner reasonably believed to be in the clients' best interest.

Proxy Committee

Evergreen has established a proxy committee (Committee) which is a sub-committee of Evergreen's Investment Policy Committee. The Committee is responsible for approving Evergreen's proxy voting policies, procedures and guidelines, for overseeing the proxy voting process, and for reviewing proxy voting on a regular basis. The Committee will meet quarterly to review reports of all proxies voted for the prior period and to conduct other business as required.

Share Blocking

Evergreen does not vote global proxies, with share blocking restrictions, requiring shares to be prohibited from sale.

Conflicts of Interest

Evergreen recognizes that under certain circumstances it may have a conflict of interest in voting proxies on behalf of its clients. Such circumstances may include, but are not limited to, situations where Evergreen or one or more of its affiliates has a client or customer relationship with the issuer of the security that is the subject of the proxy vote.

In most cases, structural and informational barriers within Evergreen and Wachovia Corporation will prevent Evergreen from becoming aware of the relationship giving rise to the potential conflict of interest. In such circumstances, Evergreen will vote the proxy according to its standard guidelines and procedures described above.

If persons involved in proxy voting on behalf of Evergreen become aware of a potential conflict of interest, the Committee shall consult with Evergreen's Legal Department and consider whether to implement special procedures with respect to the voting of that proxy, including whether an independent third party should be retained to vote the proxy.

Concise Domestic Proxy Voting Guidelines

The following is a concise summary of the Evergreen Investments Management Company LLC proxy voting policy guidelines for 2008.

1. Auditors

Ratifying Auditors

Vote FOR proposals to ratify auditors, unless any of the following apply:

  An auditor has a financial interest in or association with the company, and is therefore not independent;

  There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

  Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

  Fees for non-audit services are excessive.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

  The tenure of the audit firm;

  The length of rotation specified in the proposal;

  Any significant audit-related issues at the company;

  The number of audit committee meetings held each year;

  The number of financial experts serving on the committee; and

  Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2. Board of Directors

Voting on Director Nominees in Uncontested Elections

Vote AGAINST or WITHHOLD from individual directors who:

  Attend less than 75 percent of the board and committee meetings without a valid excuse;

  Sit on more than six public company boards;

  Are CEOs of public companies who sit on the boards of more than two public companies besides their own–withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

  The company’s proxy indicates that not all directors attended 75 percent of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

  The company’s poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

  The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

  The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

  The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

  The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

  At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;

  The company is a Russell 3000 company that underperformed its industry group (GICS group) under ISS' "Performance Test for Directors" policy;

  The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election–any or all appropriate nominees (except new) may be held accountable.

Vote AGAINST or WITHHOLD from inside directors and affiliated outside directors when:

  The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

  The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

  The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

  The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the audit committee if:

  The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

  Poor accounting practices are identified which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

  There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote AGAINST or WITHHOLD from the members of the compensation committee if:

  There is a negative correlation between the chief executive’s pay and company performance;

  The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

  The company fails to submit one-time transfers of stock options to a shareholder vote;

  The company fails to fulfill the terms of a burn-rate commitment made to shareholders;

  The company has backdated options (see "Options Backdating" policy);

  The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.

Cumulative Voting

Generally vote AGAINST proposals to eliminate cumulative voting. Generally vote FOR proposals to restore or provide for cumulative voting unless:

  The company has proxy access or a similar structure to allow shareholders to nominate directors to the company's ballot; and

  The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50 percent).

Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring the position of chair be filled by an independent director unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:

  Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should include:

    Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,

    Serving as liaison between the chairman and the independent directors,

    Approving information sent to the board,

    Approving meeting agendas for the board,

    Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,

    Having the authority to call meetings of the independent directors,

    If requested by major shareholders, ensuring that he is available for consultation and direct communication;

  The company publicly discloses a comparison of the duties of its independent lead director and its chairman;

  The company publicly discloses a sufficient explanation of why it chooses not to give the position of chairman to the independent lead director, and instead combine the chairman and CEO positions;

  Two-thirds independent board;

  All-independent key committees;

  Established governance guidelines;

  The company should not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns, unless there has been a change in the Chairman/CEO position within that time; and

  The company does not have any problematic governance issues.

Vote FOR the proposal if the company does not provide disclosure with respect to any or all of the bullet points above. If disclosure is provided, evaluate on a CASE-BY-CASE basis.

Majority Vote Shareholder Proposals

Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy)
that will provide guidelines so that the company will promptly address the situation of a holdover director.

Open Access

Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account:

  The ownership threshold proposed in the resolution;

  The proponent’s rationale for the proposal at the targeted company in terms of board and director conduct.

3. Proxy Contests

Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

  Long-term financial performance of the target company relative to its industry;

  Management’s track record;

  Background to the proxy contest;

  Qualifications of director nominees (both slates);

  Strategic plan of dissident slate and quality of critique against management;

  Likelihood that the proposed goals and objectives can be achieved (both slates);

  Stock ownership positions.

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

  The election of fewer than 50 percent of the directors to be elected is contested in the election;

  One or more of the dissident’s candidates is elected;

  Shareholders are not permitted to cumulate their votes for directors; and

  The election occurred, and the expenses were incurred, after the adoption of this bylaw.

4. Takeover Defenses

Poison Pills

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

  Shareholders have approved the adoption of the plan; or

  The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the
“fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

  No lower than a 20 percent trigger, flip-in or flip-over;

  A term of no more than three years;

  No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

  Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

Shareholder Ability to Call Special Meetings

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

5. Mergers and Corporate Restructurings

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation – Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

  Market reaction – How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

  Strategic rationale – Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

  Negotiations and process – Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

  Conflicts of interest – Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger.

  Governance – Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. State of Incorporation

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws.

7. Capital Structure

Common Stock Authorization

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being de-listed or if a company's ability to continue to operate as a going concern is uncertain. In addition, for capital requests less than or equal to 300 percent of the current authorized shares that marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent), on a CASE-BY-CASE basis, vote FOR the increase based on the company's performance and whether the company’s ongoing use of shares has shown prudence.

Factors should include, at a minimum, the following:

  Rationale;

  Good performance with respect to peers and index on a five-year total shareholder return basis;

  Absence of non-shareholder approved poison pill;

  Reasonable equity compensation burn rate;

  No non-shareholder approved pay plans; and

  Absence of egregious equity compensation practices.

Dual-Class Stock

Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

It is intended for financing purposes with minimal or no dilution to current shareholders;

It is not designed to preserve the voting power of an insider or significant shareholder.

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Preferred Stock

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock). Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote FOR proposals to create "de-clawed" blank check preferred stock (stock that cannot be used as a takeover defense). Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. Executive and Director Compensation

Poor Pay Practices

WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices, such as:

  Egregious employment contracts (e.g., those containing multi-year guarantees for bonuses and grants);

  Excessive perks that dominate compensation (e.g., tax gross-ups for personal use of corporate aircraft);

  Huge bonus payouts without justifiable performance linkage or proper disclosure;

  Performance metrics that are changed (e.g., canceled or replaced during the performance period without adequate explanation of the action and the link to performance);

  Egregious pension/SERP (supplemental executive retirement plan) payouts (e.g., the inclusion of additional years of service not worked or inclusion of performance-based equity awards in the pension calculation);

  New CEO awarded an overly generous new hire package (e.g., including excessive “make whole” provisions or any of the poor pay practices listed in this policy);

  Excessive severance provisions (e.g., including excessive change in control payments);

  Change in control payouts without loss of job or substantial diminution of job duties;

  Internal pay disparity;

  Options backdating (covered in a separate policy); and

  Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the plan if:

  The total cost of the company’s equity plans is unreasonable;

  The plan expressly permits the repricing of stock options without prior shareholder approval;

  There is a disconnect between CEO pay and the company’s performance;

  The company’s three year burn rate exceeds the greater of 2 percent and the mean plus 1 standard deviation of its industry group; or

  The plan is a vehicle for poor pay practices.

Director Compensation

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation plan are met and disclosed in the proxy statement:

  Stock ownership guidelines with a minimum of three times the annual cash retainer.

  Vesting schedule or mandatory holding/deferral period:

    A minimum vesting of three years for stock options or restricted stock; or

    Deferred stock payable at the end of a three-year deferral period.

  A balanced mix between cash and equity. If the mix is heavier on equity, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

  No retirement/benefits and perquisites for non-employee directors; and

  A table with a detailed disclosure of the cash and equity compensation for each non-employee director for the most recent fiscal year.

Employee Stock Purchase Plans — Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR plans if:

  Purchase price is at least 85 percent of fair market value;

  Offering period is 27 months or less; and

  The number of shares allocated to the plan is ten percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

  Purchase price is less than 85 percent of fair market value; or

  Offering period is greater than 27 months; or

  The number of shares allocated to the plan is more than 10 percent of the outstanding shares.

Employee Stock Purchase Plans — Non-Qualified Plans

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR plans with:

  Broad-based participation (i.e., all employees with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

  Limits on employee contribution (a fixed dollar amount or a percentage of base salary);

  Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

  No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Options Backdating

In cases where a company has practiced options backdating, WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

  Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

  Length of time of options backdating;

  Size of restatement due to options backdating;

  Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recouping option gains on backdated grants;

  Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

Option Exchange Programs/Repricing Options

Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options, considering:

  Historic trading patterns--the stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;

  Rationale for the re-pricing--was the stock price decline beyond management's control?

  Is this a value-for-value exchange?

  Are surrendered stock options added back to the plan reserve?

  Option vesting--does the new option vest immediately or is there a black-out period?

  Term of the option—the term should remain the same as that of the replaced option;

  Exercise price—should be set at fair market or a premium to market;

  Participants—executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s three-year average burn rate. In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Stock Plans in Lieu of Cash

Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock, and on plans that do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation. Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Transfer Programs of Stock Options

Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

  Executive officers and non-employee directors are excluded from participating;

  Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

  There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred and whether the events leading up to the decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.

Vote AGAINST equity plan proposals if the details of ongoing Transfer of Stock Options programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

  Eligibility;

  Vesting;

  Bid-price;

  Term of options;

  Transfer value to third-party financial institution, employees and the company.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named executive officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation
Table.

Compensation Consultants—Disclosure of Board or Company’s Utilization

Generally vote FOR shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company. Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation. Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Pay for Superior Performance

Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company's compensation plan for senior executives. The proposal should have the following principles:

  Sets compensation targets for the plan’s annual and long-term incentive pay components at or below the peer group median;

  Delivers a majority of the plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

  Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

  Establishes performance targets for each plan financial metric relative to the performance of the company’s peer companies;

  Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

  What aspects of the company’s annual and long-term equity incentive programs are performance driven?

  If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

  Can shareholders assess the correlation between pay and performance based on the current disclosure?

  What type of industry and stage of business cycle does the company belong to?

Performance-Based Awards

Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

  First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

  Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of these two requirements.

Pre-Arranged Trading Plans (10b5-1 Plans)

Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

  Adoption, amendment, or termination of a 10b5-1 plan must be disclosed within two business days in a Form 8-K;

  Amendment or early termination of a 10b5-1 plan is allowed only under extraordinary circumstances, as determined by the board;

  Ninety days must elapse between adoption or amendment of a 10b5-1 plan and initial trading under the plan;

  Reports on Form 4 must identify transactions made pursuant to a 10b5-1 plan;

  An executive may not trade in company stock outside the 10b5-1 Plan.

  Trades under a 10b5-1 plan must be handled by a broker who does not handle other securities transactions for the executive.

Recoup Bonuses

Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation, taking into consideration:

  If the company has adopted a formal recoupment bonus policy; or

  If the company has chronic restatement history or material financial problems.

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include:

  A trigger beyond the control of management;

  The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs;

  Change-in-control payments should be double-triggered, i.e., (1) after a change in the company’s ownership structure has taken place, and (2) termination of the executive as a result of the change in control.

Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary and excluding of all incentive or bonus pay from the plan’s definition of covered compensation used to establish such benefits.

9. Corporate Social Responsibility (CSR) Issues

Consumer Lending

Vote CASE-BY CASE on requests for reports on the company’s lending guidelines and procedures, including the establishment of a board committee for oversight, taking into account:

  Whether the company has adequately disclosed mechanisms to prevent abusive lending practices;

  Whether the company has adequately disclosed the financial risks of the lending products in question;

  Whether the company has been subject to violations of lending laws or serious lending controversies;

  Peer companies’ policies to prevent abusive lending practices.

Pharmaceutical Pricing

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

  The existing level of disclosure on pricing policies;

  Deviation from established industry pricing norms;

  The company’s existing initiatives to provide its products to needy consumers;

  Whether the proposal focuses on specific products or geographic regions.

Product Safety and Toxic Materials

Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic materials and/or product safety in its supply chain, unless:

  The company already discloses similar information through existing reports or policies such as a supplier code of conduct and/or a sustainability report;

  The company has formally committed to the implementation of a toxic materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

  The company has not been recently involved in relevant significant controversies or violations.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phaseout of certain toxic chemicals and/or evaluate and disclose the financial and legal risks associated with utilizing certain chemicals, considering:

  Current regulations in the markets in which the company operates;

  Recent significant controversy, litigation, or fines stemming from toxic chemicals or ingredients at the company; and

  The current level of disclosure on this topic.

Climate Change

In general, vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations unless:

  The company already provides current, publicly available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;

  The company’s level of disclosure is comparable to or better than information provided by industry peers; and

  There are no significant fines, penalties, or litigation associated with the company’s environmental performance.

Greenhouse Gas Emissions

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote
AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines, or litigation resulting from greenhouse gas emissions.

Political Contributions and Trade Associations Spending

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

  The company is in compliance with laws governing corporate political activities; and

  The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders. Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending, considering:

  Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

  The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage. Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on policies and initiatives related to social, economic, and environmental sustainability, unless:

  The company already discloses similar information through existing reports or policies such as an environment, health, and safety (EHS) report; a comprehensive code of corporate conduct; and/or a diversity report; or

  The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

Concise Global Proxy Voting Guidelines

Following is a concise summary of general policies for voting global proxies. In addition, country- and market-specific policies, which are not captured below.

Financial Results/Director and Auditor Reports

Vote FOR approval of financial statements and director and auditor reports, unless:

  there are concerns about the accounts presented or audit procedures used; or

  the company is not responsive to shareholder questions about specific items that should be publicly disclosed.

Appointment of Auditors and Auditor Compensation

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

  there are serious concerns about the accounts presented or the audit procedures used;

  the auditors are being changed without explanation; or

  nonaudit-related fees are substantial or are routinely in excess of standard annual audit fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Appointment of Internal Statutory Auditors

Vote FOR the appointment or reelection of statutory auditors, unless:

  there are serious concerns about the statutory reports presented or the audit procedures used;

  questions exist concerning any of the statutory auditors being appointed; or

  the auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

Allocation of Income

Vote FOR approval of the allocation of income, unless:

  the dividend payout ratio has been consistently below 30 percent without adequate explanation; or

  the payout is excessive given the company's financial position.

Stock (Scrip) Dividend Alternative

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Amendments to Articles of Association

Vote amendments to the articles of association on a CASE-BY-CASE basis.

Change in Company Fiscal Term

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

Lower Disclosure Threshold for Stock Ownership

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below five percent unless specific reasons exist to implement a lower threshold.

Amend Quorum Requirements

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

Transact Other Business

Vote AGAINST other business when it appears as a voting item.

Director Elections

Vote FOR management nominees in the election of directors, unless:

  Adequate disclosure has not been met in a timely fashion;

  There are clear concerns over questionable finances or restatements;

  There have been questionable transactions with conflicts of interest;

  There are any records of abuses against minority shareholder interests; and

  The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote FOR employee and/or labor representatives if they sit on either the audit or compensation committee and are required by law to be on those committees. Vote AGAINST employee and/or labor representatives if they sit on either the audit or compensation committee, if they are not required to be on those committees.

Director Compensation

Vote FOR proposals to award cash fees to nonexecutive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote nonexecutive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both nonexecutive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for nonexecutive directors.

Discharge of Board and Management

Vote FOR discharge of the board and management, unless:

  there are serious questions about actions of the board or management for the year in question; or

  legal action is being taken against the board by other shareholders.

Vote AGAINST proposals to remove approval of discharge of board and management from the agenda.

Director, Officer, and Auditor Indemnification and Liability Provisions

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

Board Structure

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

Share Issuance Requests

General Issuances

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

Increases in Authorized Capital

Vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

  the specific purpose of the increase (such as a share-based acquisition or merger) does not meet established guidelines for the purpose being proposed; or

  the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances

Vote AGAINST proposals to adopt unlimited capital authorizations.

Reduction of Capital

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

Capital Structures

Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional supervoting shares.

Preferred Stock

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets established guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

Debt Issuance Requests

Vote nonconvertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets established guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

Pledging of Assets for Debt

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

Increase in Borrowing Powers

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

Share Repurchase Plans

Vote FOR share repurchase plans, unless:

  clear evidence of past abuse of the authority is available; or

  the plan contains no safeguards against selective buybacks.

Reissuance of Shares Repurchased

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

Capitalization of Reserves for Bonus Issues/Increase In Par Value

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

Reorganizations/Restructurings

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

Mergers and Acquisitions

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, we review publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

  Valuation - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, we place emphasis on the offer premium, market reaction, and strategic rationale.

  Market reaction - How has the market responded to the proposed deal? A negative market reaction will cause more scrutiny.

  Strategic rationale - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

  Conflicts of interest - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? We will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

  Governance - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

Mandatory Takeover Bid Waivers

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

Reincorporation Proposals

Vote reincorporation proposals on a CASE-BY-CASE basis.

Expansion of Business Activities

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

Related-Party Transactions

Vote related-party transactions on a CASE-BY-CASE basis.

Compensation Plans

Vote compensation plans on a CASE-BY-CASE basis.

Antitakeover Mechanisms

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Shareholder Proposals

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

ASSET ALLOCATION TRUST

PART C

OTHER INFORMATION

Item 23.            Exhibits

Unless otherwise indicated, each of the Exhibits listed below is filed herewith.

 Exhibit
 Number

 Exhibit Description

 Location

 (a)

 Declaration of Trust

 Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on November 14, 2005

 (b)

 By-laws

 Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on November 14, 2005

 (c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III.(6)(c), IV.(8), V, VI, VI.(3), VII, and VIII and By-laws Articles II, III and VIII.

 Included as part of Exhibit (a) and (b) above

 (d)

 Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo & Co. LLC

 Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

 (e)

 Not applicable

 (f)

 Not applicable

 (g)(1)

 Custodian Agreement between the Registrant and State Street Bank and Trust Company

 Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

 (g)(2)

 Amendment dated January 19, 2006 to Custodian Agreement between the Registrant and State Street Bank and Trust Company

 Incorporated by reference to Registrant's Amendment No. 8 Filed on Form N-1A on June 30, 2007

 (h)(1)

 Master Administrative Services Agreement between the Registrant and Evergreen Investment Services, Inc.

 Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

 (h)(2)

 Transfer and Assumption of Master Administrative Services Agreement

 Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

 (h)(3)

 Master Transfer and Recordkeeping Agreement between the Registrant and Evergreen Service Company, LLC

 Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

 (h)(4)

 Letter Amendment to Transfer Agent Agreement

 Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

 (i)

 Not applicable

 (j)

 Consent of KPMG LLP

 Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

 (k)

 Not applicable

 (l)

 Not applicable

 (m)

 Not applicable

 (n)

 Not applicable

 (o)

 Not applicable

 (p)(1)

 Code of Ethics (Evergreen Funds)

 Incorporated by reference to Registrant's Amendment No. 10 Filed on Form N-1A on April 25, 2008

 (p)(2

 Code of Ethics of the Trust.  Code of Ethics-Grantham, Mayo, Van Otterloo & Co. LLC

 Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005

Item 24.           Persons Controlled by or Under Common Control with Registrant.

The Trust is wholly owned by Evergreen Asset Allocation Fund, a series Evergreen Equity Trust, a Delaware statutory trust.

Item 25.           Indemnification.

Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's
Declaration of Trust.

Provisions for the indemnification of the Registrant's Investment Advisor is contained in the respective Investment Advisory and Management Agreement.

Provisions for the indemnification of Evergreen Service Company, LLC, the Registrant’s transfer agent, are contained in the Master Transfer and Recordkeeping Agreement between Evergreen Service Company, LLC and the Registrant.

Provisions for the indemnification of State Street Bank and Trust Co., the Registrant’s custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 26.           Business and Other Connections of Investment Advisor.

The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co. LLC, is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co. LLC.

Item 27.           Principal Underwriter.

Not applicable.

Item 28.           Location of Accounts and Records.

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Evergreen Service Company, LLC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034

 Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288

State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171

Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777

Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts, 02110

Item 29.           Management Services.

Not Applicable

Item 30.           Undertakings.

Not Applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the
Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or shareholders individually or of any series of the Trust individually but are binding only upon the assets and property of the Trust or the relevant series.

---------------------------------------

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the
1st day of October 2008.

ASSET ALLOCATION TRUST

By: /s/ Michael H. Koonce

 Name: Michael H. Koonce

Title: Secretary

 INDEX TO EXHIBITS

 EXHIBIT NO.

 EXHIBIT